                                                                    EXHIBIT 10.1

                                                           EXECUTION COUNTERPART

                                CREDIT AGREEMENT

                            DATED AS OF APRIL 8, 2004

                                      AMONG

                          MISSION RESOURCES CORPORATION
                                  AS BORROWER,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                   AS LEAD ARRANGER AND ADMINISTRATIVE AGENT,

                                       AND

                          THE LENDERS SIGNATORY HERETO

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I             DEFINITIONS AND ACCOUNTING MATTERS......................................................    1
   Section 1.01       Terms Defined Above.....................................................................    1
   Section 1.02       Certain Defined Terms...................................................................    1
   Section 1.03       Accounting Terms and Determinations.....................................................   18

ARTICLE II            COMMITMENTS.............................................................................   19
   Section 2.01       Loans and Letters of Credit.............................................................   19
   Section 2.02       Borrowings, Continuations and Conversions, Letters of Credit............................   19
   Section 2.03       Changes of Revolving Credit Commitments.................................................   21
   Section 2.04       Fees....................................................................................   22
   Section 2.05       Several Obligations.....................................................................   23
   Section 2.06       Notes...................................................................................   23
   Section 2.07       Prepayments.............................................................................   23
   Section 2.08       Borrowing Base..........................................................................   24
   Section 2.09       Assumption of Risks.....................................................................   26
   Section 2.10       Obligation to Reimburse and to Prepay...................................................   27
   Section 2.11       Lending Offices.........................................................................   29

ARTICLE III           PAYMENTS OF PRINCIPAL AND INTEREST......................................................   29
   Section 3.01       Repayment of Loans......................................................................   29
   Section 3.02       Interest................................................................................   29

ARTICLE IV            PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.........................................   30
   Section 4.01       Payments................................................................................   30
   Section 4.02       Pro Rata Treatment......................................................................   31
   Section 4.03       Computations............................................................................   31
   Section 4.04       Non-receipt of Funds by the Agent.......................................................   31
   Section 4.05       Set-off, Sharing of Payments, Etc.......................................................   32
   Section 4.06       Taxes...................................................................................   33
   Section 4.07       Disposition of Proceeds.................................................................   35

ARTICLE V             CAPITAL ADEQUACY AND ADDITIONAL COSTS...................................................   36
   Section 5.01       Capital Adequacy and Additional Costs...................................................   36
   Section 5.02       Limitation on LIBOR Loans...............................................................   38
   Section 5.03       Illegality..............................................................................   38
   Section 5.04       Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03................................   38
   Section 5.05       Compensation............................................................................   39
   Section 5.06       Replacement Lenders.....................................................................   39

ARTICLE VI            CONDITIONS PRECEDENT....................................................................   40
   Section 6.01       Initial Funding.........................................................................   40

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
   Section 6.02       Initial and Subsequent Loans and Letters of Credit......................................   44
   Section 6.03       Conditions Precedent for the Benefit of Lenders.........................................   44
   Section 6.04       No Waiver...............................................................................   44

ARTICLE VII           REPRESENTATIONS AND WARRANTIES..........................................................   45
   Section 7.01       Corporate Existence.....................................................................   45
   Section 7.02       Financial Condition.....................................................................   45
   Section 7.03       Litigation..............................................................................   45
   Section 7.04       No Breach...............................................................................   46
   Section 7.05       Authority...............................................................................   46
   Section 7.06       Approvals...............................................................................   46
   Section 7.07       Use of Loans............................................................................   46
   Section 7.08       ERISA...................................................................................   47
   Section 7.09       Taxes...................................................................................   48
   Section 7.10       Titles, etc.............................................................................   48
   Section 7.11       No Material Misstatements...............................................................   48
   Section 7.12       Investment Company Act..................................................................   49
   Section 7.13       Public Utility Holding Company Act......................................................   49
   Section 7.14       Subsidiaries............................................................................   49
   Section 7.15       Location of Business and Offices........................................................   49
   Section 7.16       Defaults................................................................................   49
   Section 7.17       Environmental Matters...................................................................   49
   Section 7.18       Compliance with the Law.................................................................   50
   Section 7.19       Insurance...............................................................................   51
   Section 7.20       Intentionally Deleted...................................................................   51
   Section 7.21       Hedging Agreements......................................................................   52
   Section 7.22       Restriction on Liens....................................................................   52
   Section 7.23       Material Agreements.....................................................................   52
   Section 7.24       Gas Imbalances..........................................................................   52
   Section 7.25       Partnership Agreement...................................................................   53
   Section 7.26       Intentionally Deleted...................................................................   53
   Section 7.27       Solvency................................................................................   53
   Section 7.28       Name Changes............................................................................   53
   Section 7.29       Taxpayer Identification Number..........................................................   53
   Section 7.30       State of Formation......................................................................   53

ARTICLE VIII          AFFIRMATIVE COVENANTS...................................................................   53
   Section 8.01       Reporting Requirements..................................................................   54
   Section 8.02       Litigation..............................................................................   56
   Section 8.03       Maintenance, Etc........................................................................   56
   Section 8.04       Environmental Matters...................................................................   58
   Section 8.05       Further Assurances......................................................................   58
   Section 8.06       Performance of Obligations..............................................................   58
   Section 8.07       Engineering Reports.....................................................................   59
   Section 8.08       Title Information and Mortgage Coverage.................................................   60

   Section 8.09       Additional Collateral...................................................................   61
   Section 8.10       Cash Collateral Account Agreement.......................................................   61
   Section 8.11       Intentionally Deleted...................................................................   62
   Section 8.12       ERISA Information and Compliance........................................................   62
   Section 8.13       Joinder and Guaranty Agreements.........................................................   62

ARTICLE IX            NEGATIVE COVENANTS......................................................................   62
   Section 9.01       Debt....................................................................................   63
   Section 9.02       Liens...................................................................................   64
   Section 9.03       Investments, Loans and Advances.........................................................   64
   Section 9.04       Dividends, Distributions and Redemptions................................................   65
   Section 9.05       Sales and Leasebacks....................................................................   65
   Section 9.06       Nature of Business......................................................................   65
   Section 9.07       Limitation on Leases....................................................................   65
   Section 9.08       Mergers, Etc............................................................................   65
   Section 9.09       Proceeds of Notes; Letters of Credit....................................................   66
   Section 9.10       ERISA Compliance........................................................................   66
   Section 9.11       Sale or Discount of Receivables.........................................................   67
   Section 9.12       Intentionally Deleted...................................................................   67
   Section 9.13       Current Ratio...........................................................................   67
   Section 9.14       Tangible Net Worth......................................................................   67
   Section 9.15       Leverage Ratio..........................................................................   68
   Section 9.16       Interest Coverage Ratio.................................................................   68
   Section 9.17       Sale of Mortgaged Properties and Oil and Gas Properties.................................   68
   Section 9.18       Intentionally Deleted...................................................................   68
   Section 9.19       Environmental Matters...................................................................   68
   Section 9.20       Transactions with Affiliates............................................................   69
   Section 9.21       Subsidiaries............................................................................   69
   Section 9.22       Negative Pledge Agreements..............................................................   69
   Section 9.23       Gas Imbalances, Take-or-Pay or Other Prepayments........................................   69
   Section 9.24       Ownership of Subsidiaries...............................................................   69
   Section 9.25       Change in Borrower's or Subsidiary's Name or State of Formation.........................   70
   Section 9.26       Material Agreements.....................................................................   70
   Section 9.27       Partnership Agreement...................................................................   70

ARTICLE X             EVENTS OF DEFAULT; REMEDIES.............................................................   70
   Section 10.01      Events of Default.......................................................................   70
   Section 10.02      Remedies................................................................................   72

ARTICLE XI            THE AGENT...............................................................................   73
   Section 11.01      Appointment, Powers and Immunities......................................................   73
   Section 11.02      Reliance by Agent.......................................................................   74
   Section 11.03      Defaults................................................................................   74
   Section 11.04      Rights as a Lender......................................................................   74
   Section 11.05      INDEMNIFICATION.........................................................................   74
   Section 11.06      Non-Reliance on Agent and other Lenders.................................................   75

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
   Section 11.07      Action by Agent.........................................................................   75
   Section 11.08      Resignation or Removal of Agent.........................................................   76

ARTICLE XII           MISCELLANEOUS...........................................................................   76
   Section 12.01      Waiver..................................................................................   76
   Section 12.02      Notices.................................................................................   76
   Section 12.03      Payment of Expenses, Indemnities, etc...................................................   77
   Section 12.04      Amendments, Etc.........................................................................   80
   Section 12.05      Successors and Assigns..................................................................   80
   Section 12.06      Assignments and Participations..........................................................   80
   Section 12.07      Invalidity..............................................................................   82
   Section 12.08      Counterparts............................................................................   82
   Section 12.09      References; Use of Word "Including".....................................................   82
   Section 12.10      Survival................................................................................   82
   Section 12.11      Captions................................................................................   82
   Section 12.12      NO ORAL AGREEMENTS......................................................................   83
   Section 12.13      GOVERNING LAW; SUBMISSION TO JURISDICTION...............................................   83
   Section 12.14      Interest................................................................................   84
   Section 12.15      Confidentiality.........................................................................   85
   Section 12.16      Effectiveness...........................................................................   85
   Section 12.17      Exculpation Provisions..................................................................   85
   Section 12.18      Arbitration.............................................................................   86

ANNEXES, EXHIBITS AND SCHEDULES
Annex I  - List of Percentage Shares and Maximum Credit Amounts

Exhibit A         - Form of Revolving Credit Note
Exhibit B         - Form of Borrowing, Continuation and Conversion Request
Exhibit C         - Form of Compliance Certificate
Exhibit D         - List of Security Instruments
Exhibit E         - Form of Assignment Agreement
Exhibit F         - Form of Letter of Credit Application
Exhibit G         - Joinder Agreement
Exhibit H         - Guaranty Agreement

Schedule 2.08     - Borrowing Base
Schedule 7.02     - Liabilities
Schedule 7.03     - Litigation
Schedule 7.09     - Taxes
Schedule 7.10     - Titles, etc.
Schedule 7.14     - Subsidiaries and Partnerships; Locations; Jurisdictions
Schedule 7.17     - Environmental Matters
Schedule 7.19     - Insurance
Schedule 7.21     - Hedging Agreements
Schedule 7.23     - Material Agreements
Schedule 7.24     - Gas Imbalances
Schedule 7.28     - Name Changes
Schedule 9.01     - Debt
Schedule 9.02     - Liens
Schedule 9.03     - Investments, Loans and Advances

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of April __, 2004 is among MISSION RESOURCES CORPORATION, a corporation formed under the laws of the State of Delaware (the "BORROWER"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "WELLS FARGO"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                    RECITALS

         A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower; and

         B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

         C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

                  Section 1.01 Terms Defined Above. As used in this Agreement, the terms "AGENT," "BORROWER," "LENDER," "LENDERS," and "WELLS FARGO" shall have the meanings indicated above.

Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

         "ADDITIONAL COSTS" shall have the meaning assigned such term in Section 5.01(c).

         "AFFECTED LOANS" shall have the meaning assigned such term in Section 5.04.

         "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such

CREDIT AGREEMENT
member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") such corporation or other Person.

         "AGGREGATE MAXIMUM REVOLVING CREDIT AMOUNTS" at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders
($100,000,000.00), as the same may be reduced pursuant to Section 2.03(b). As of the Closing Date, the Aggregate Maximum Revolving Credit Amounts equal $100,000,000.00.

         "AGGREGATE REVOLVING CREDIT COMMITMENTS" at any time shall equal the amount calculated in accordance with Section 2.03.

         "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

         "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "APPLICABLE MARGIN" shall mean the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

 BORROWING BASE UTILIZATION                         APPLICABLE MARGIN
------------------------------------------------------------------------------------
                                    LIBOR         BASE RATE         REVOLVING CREDIT
                                    LOANS           LOANS            COMMITMENT FEE
------------------------------------------------------------------------------------
Less than 33%                       1.75%            .25%                .375%

Greater than or equal to 33%,       2.00%            .50%                 .50%
but less than 50%

Greater than or equal to 50%,       2.25%            .75%                 .50%
but less than 66%

Greater than or equal to 66%,       2.50%           1.00%                 .50%
but less than 90%

Greater than 90%                    2.75%           1.25%                 .50%

CREDIT AGREEMENT

Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization shall take effect on the day such change in the Borrowing Base Utilization occurs.

         "ASSIGNMENT" shall have the meaning assigned such term in Section 12.06(b).

         "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or
(ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

         "BLACK HAWK" shall mean Black Hawk Oil Company, a Delaware corporation.

         "BORROWING BASE" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

         "BORROWING BASE UTILIZATION" shall mean the sum of (i)(a) the aggregate outstanding principal amount of the Loans plus (b) the aggregate face amount of all undrawn and uncancelled Letters of Credit, plus (c) the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, divided by
(ii) the Borrowing Base.

         "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas, and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CASH COLLATERAL ACCOUNT AGREEMENT" shall mean that certain Cash Collateral Account Agreement between the Borrower, its Subsidiaries and the Agent in form and substance satisfactory to Agent and shall include a financing statement in form and substance satisfactory to Agent covering and granting a perfected first priority security interest to the Agent in the cash collateral, and subject only to Liens or any other encumbrances satisfactory to Agent.

         "CLOSING DATE" shall mean April 8, 2004.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "COMMITMENT" shall mean, for any Lender, its obligation to make Loans and to participate in the Letters of Credit as provided in Section 2.01(b) up to the lesser of (i) such Lender's Maximum Credit Amount and (ii) the Lender's Percentage Share of the amount equal to the then effective Borrowing Base.

CREDIT AGREEMENT

         "CONSOLIDATED NET INCOME" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (iv) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or write-downs of assets.

         "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP. Unless otherwise indicated, each reference to the term "Consolidated Subsidiary" shall mean a Subsidiary consolidated with the Borrower.

         "CURRENT ASSETS" shall have the meaning assigned such term in Section 9.13.

         "CURRENT LIABILITIES" shall have the meaning assigned such term in
Section 9.13.

         "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss with respect to the Debt or obligations of others; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property (if the obligation to purchase Property is incurred to assure a creditor against loss) of others; (viii) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, except as permitted by

CREDIT AGREEMENT

Section 9.23 and disclosed by Section 8.07(c); (ix) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (x) any capital stock or other ownership interest of such Person in which such Person has a mandatory obligation to redeem such stock or other ownership interest prior to the Final Maturity Date; (xi) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiii) all net obligations of such Person under Hedging Agreements excluding Hedging Agreements with Agent or any other Lender.

         "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes (including franchise taxes calculated with respect to income), depreciation, depletion and amortization and any other non-cash charges and non-cash revenues and after eliminating extraordinary items. For the quarter ending June 30, 2004, September 30, 2004 and December 31, 2004, EBITDA shall be calculated by annualizing EBITDA for the period beginning on April 1, 2004; e.g., for the quarter ending June 30, 2004, the calculation for said quarter of 2004 will be multiplied by four, for the two quarters ending September 30, 2004, the calculation for said two quarters will be multiplied by two, and for the three quarters ending December 31, 2004, the calculation for said three quarters of 2004 will be multiplied by one and one-third. Thereafter, EBITDA shall be calculated on a rolling four quarter basis. In addition, for any applicable period during which an acquisition or disposition permitted by this Agreement is consummated, EBITDA shall be determined on a pro forma basis (with such calculation to be acceptable to, and approved by, the Agent) as if such acquisition or disposition were consummated on the first day of such applicable period.

         "EFFECTIVE DATE" shall have the meaning assigned such term in Section 12.16.

         "ENGINEERING REPORTS" shall have the meaning assigned such term in
Section 2.08.

         "ENVIRONMENTAL LAWS" shall mean any and all applicable Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, OPA, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid

CREDIT AGREEMENT
waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

         "ERISA EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "EVENT OF DEFAULT" shall have the meaning assigned such term in Section 10.01.

         "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due, which remain payable without penalty or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', non-operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than ninety (90) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases, joint operating agreements, farmout agreements and other similar agreements for rent or royalties and for compliance with the terms of such agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase

CREDIT AGREEMENT
price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens permitted by the Security Instruments; and (viii) Liens given to secure the Second Lien Notes; provided that Liens in this clause (viii) are subject to an intercreditor agreement in form and substance satisfactory to Agent.

         "EXISTING SENIOR SUBORDINATED UNSECURED NOTES" shall mean the 107/8% Senior Subordinated Notes Due 2007, Series C issued by the Borrower and outstanding in the principal amount of $87,426,000.00.

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

         "FEE LETTER" shall mean that certain letter agreement from Wells Fargo to the Borrower dated March 27, 2004, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

         "FINAL MATURITY DATE" shall mean the earlier to occur of (i) the third anniversary of the Closing Date, (ii) the date that the Notes are prepaid in full pursuant to Section 2.07 and neither the Agent nor any Lender is obligated to make Revolving Credit Loans or advance other funds to Borrower hereunder, and
(iii) termination of this Agreement.

         "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

CREDIT AGREEMENT

         "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent, any Lender, or any Applicable Lending Office.

         "GOVERNMENTAL REQUIREMENT" shall mean any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "GUARANTOR" shall mean, individually and collectively, (i) each and every Subsidiary of Borrower and all of their Subsidiaries (and so on and so forth) existing as of the date hereof, and (ii) each and every Subsidiary and all of their Subsidiaries (and so on and so forth) hereafter created, acquired or otherwise owned by Borrower, and shall include, without limitation, Black Hawk Oil Company, MSSN Holdings, and Mission E&P.

         "GUARANTY AGREEMENT" shall mean any agreement executed by any Guarantor in form and substance satisfactory to the Agent guarantying, unconditionally, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

         "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on any other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "HYDROCARBON INTERESTS" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "HYDROCARBONS" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "INDEMNIFIED PARTIES" shall have the meaning assigned such term in
Section 12.03(a)(ii).

CREDIT AGREEMENT

         "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

         "INITIAL FUNDING" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

         "INITIAL RESERVE REPORT" shall mean the report of Netherland Sewell & Associates, Inc., dated as of January 1, 2004, with respect to the Oil and Gas Properties of the Borrower, a copy of which has been delivered to the Agent.

         "INTEREST COVERAGE RATIO" shall have the meaning ascribed to such term in Section 9.16.

         "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing: (i) no Interest Period may end after the Final Maturity Date; (ii) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in Section 2.07(b) to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

         "ISSUING BANK" shall mean Wells Fargo.

         "LC COMMITMENT" at any time shall mean $3,000,000.00.

         "LC EXPOSURE" at any time shall mean the difference between (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit plus the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

         "LENDER TERMINATION DATE" shall have the meaning assigned to such term in Section 5.06(c).

CREDIT AGREEMENT

         "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements of the Borrower or any of its Subsidiaries with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

         "LETTER OF CREDIT APPLICATION" shall mean a letter of credit application, in form and substance satisfactory to the Issuing Bank, delivered to the Agent requesting the issuance, reissuance, extension or renewal of any Letter of Credit and containing the information set forth in Section 2.02(g).

         "LETTERS IN LIEU" shall mean each and every letter in lieu in form and substance reasonably satisfactory to Agent executed by the Borrower or any Subsidiary, as applicable, to each of the purchasers of the Hydrocarbons of the Borrower or any Subsidiary produced from the Borrower's and any of its Subsidiaries' Oil and Gas Properties.

         "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to
Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

         "LEVERAGE RATIO" shall mean, for any period, the ratio of Total Debt as of the last day of such period to EBITDA for such period.

         "LIBOR" shall mean, for each Interest Period for any LIBOR borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Agent and Borrower) as of 11:00 a.m., Houston, Texas time (or, as soon thereafter as practicable) two (2) LIBOR Business Days prior to the first day of such Interest Period for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by Agent at or before 11:00 a.m., Houston, Texas time (or, as soon thereafter as practicable), two (2) LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank market, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR borrowing to which such Interest Period relates. Each determination by Agent of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         "LIBOR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBOR Rate".

CREDIT AGREEMENT

         "LIBOR RATE" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) one (1) minus the Reserve Requirement for such Loan for such Interest Period.

         "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties, except to the extent the reserves attributable thereto are deducted from the applicable Reserve Report. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "LIMITED LIABILITY COMPANY AGREEMENT" shall mean the First Amended and Restated Limited Liability Company Agreement of Mission Holdings LLC, a Delaware Limited Liability Company, among its Members dated January 8, 2002.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, all Letters of Credit, all Letter of Credit Agreements, all Letter of Credit Applications, the Fee Letter and the Security Instruments.

         "LOANS" shall mean the loans as provided for by Section 2.01. "Loans" shall include the Revolving Credit Loans.

         "LOCKBOX" shall mean the lockbox established pursuant to the Cash Collateral Account Agreement and subject to the Lockbox Agreement.

         "LOCKBOX AGREEMENT" shall mean that certain Lockbox Agreement between the Borrower, its Subsidiaries, and the Agent in form and substance satisfactory to Agent which shall grant a security interest in the contents therein and shall include a financing statement in form and substance satisfactory to Agent covering the contents therein.

         "MAJORITY LENDERS" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Revolving Credit Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)); provided, however, Agent, alone, shall constitute the Majority Lenders at any time that Agent is the sole Lender hereunder and if there are two or more Lenders, it shall take at least two Lenders to constitute the "Majority Lenders".

CREDIT AGREEMENT

         "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

         "MATERIAL AGREEMENTS" shall mean all agreements listed on SCHEDULE
7.23.

         "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean, as to each Lender, the amount set forth opposite such Lender's name on ANNEX I under the caption "Maximum Revolving Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "MISSION E&P shall mean Mission E&P Limited Partnership, a Texas limited partnership.

         "MORTGAGES" shall mean, individually and collectively, each Amended and Restated Consolidated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of April 8, 2004, covering certain of Borrower's and its Subsidiaries' Oil and Gas Properties in Texas and Louisiana, and each Amended and Restated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of April 8, 2004, covering certain of Mission E&P's Oil and Gas Properties in New Mexico, together with any and all amendments, modifications, supplements and/or restatements thereof.

         "MORTGAGED PROPERTY" shall mean the Property owned by the Borrower and its Subsidiaries and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

         "MSSN HOLDINGS" shall mean Mission Holdings LLC, a Delaware limited liability company.

         "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "NOTES" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions and/or modifications thereof.

         "NOTICE OF TERMINATION" shall have the meaning assigned such term in
Section 5.06(a).

         "OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Borrower or any Subsidiary to any of the Lenders, any of the Lenders' Affiliates, the Agent, or the Issuing Bank, individually or collectively, existing on the date of this Agreement or arising thereafter,

CREDIT AGREEMENT
direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under any Hedging Agreement, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Notes, Letters of Credit or other instruments at any time evidencing any thereof, including interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, overdrafts to the Agent or ACH obligations to the Agent, or any other obligations incurred under this Agreement or any of the Security Instruments and all renewals, extensions, refinancings and replacements for the foregoing.

         "OIL AND GAS PROPERTIES" shall mean Hydrocarbon Interests; any interest of the Person owning such Hydrocarbon Interest in the Properties now or hereafter pooled or unitized with such Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created in connection therewith (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "OPA" shall mean the Oil Pollution Act of 1990.

         "OTHER TAXES" shall have the meaning assigned such term in Section 4.06(b).

         "PARTNERS" shall mean Black Hawk Oil Company and MSSN Holdings.

         "PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of Mission E&P Limited Partnership among the Partners dated as of December 4, 2001.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

CREDIT AGREEMENT

         "PERCENTAGE SHARE" shall mean (with respect to any Lender) the percentage of the Aggregate Revolving Credit Commitments to be provided by such Lender under this Agreement as indicated on ANNEX I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "PERMITTED TRANSFER" shall mean (i) the sale of Hydrocarbons in the ordinary course of business, (ii) the sale or transfer of equipment that is (A) obsolete, worn-out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of the Borrower or such Guarantor or (C) contemporaneously replaced by equipment of at least comparable value and use, (iii) the Transfer of any Oil and Gas Properties having a zero or negative value in the most recent Reserve Report, and (iv) the Transfer of Oil and Gas Properties of the Borrower or any Guarantor where the aggregate fair market value of such Oil and Gas Properties Transferred since the date hereof or, if one or more Redetermination Dates shall have occurred, since the last Redetermination Date, is less than or equal to five percent (5%) of the present value discounted at ten percent (10%) proved developed producing reserves as reflected in the most recent Reserve Report.

         "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "PLAN" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for a LIBOR Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, four percent (4%) per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Highest Lawful Rate.

         "PRIME RATE" shall mean the variable per annum rate of interest then most recently announced within Wells Fargo at its principal office in San Francisco, California, as its "prime rate", with the understanding that Wells Fargo's "prime rate" is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall

CREDIT AGREEMENT
take effect on the day the change is announced within Wells Fargo without notice to the Borrower at the time of such change in the Prime Rate.

         "PRINCIPAL OFFICE" shall mean the principal office of the Agent, located in Houston, Texas, presently located at 1000 Louisiana, Third Floor, Houston, Texas 77002.

         "PROPERTY" or "PROPERTIES" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "QUARTERLY DATES" shall mean the last day of each June, September, December, and March, in each year, the first of which shall be June 30, 2004; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "REDETERMINATION DATE" shall have the meaning assigned to such term in
Section 2.08(a).

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "REPLACEMENT LENDERS" shall have the meaning assigned to such term in
Section 5.06(b).

         "REQUIRED PAYMENT" shall have the meaning assigned such term in Section 4.04.

         "RESERVE REPORT" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each January 1 and July 1 (or in the event of an unscheduled redetermination, the effective date thereof); (i) the oil and gas reserves attributable to the Borrower's and its Subsidiaries' Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions determined by Agent at the time and (ii) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower each year pursuant to Section 8.07(a).

         "RESERVE REQUIREMENT" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves

CREDIT AGREEMENT
required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

         "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "REVOLVING CREDIT COMMITMENT" shall mean, for any Lender, its obligation to make Loans and participate in the issuance of Letters of Credit as provided in Section 2.01 up to the lesser of (i) such Lender's Maximum Revolving Credit Amount and (ii) such Lender's Percentage Share of the then effective Borrowing Base.

         "REVOLVING CREDIT LOANS" shall mean Loans made pursuant to Section 2.01(a).

         "REVOLVING CREDIT NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of EXHIBIT A.

         "REVOLVING CREDIT PERIOD" shall mean the period from the Closing Date to and ending on the Revolving Credit Termination Date.

         "REVOLVING CREDIT TERMINATION DATE" shall mean the earlier to occur of
(i) April 8, 2007, or (ii) the date that the Revolving Credit Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02.

         "SCHEDULED REDETERMINATION DATE" shall have the meaning assigned such term in Section 2.08(d).

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "SECOND LIEN NOTES" shall mean those certain Notes dated April 8, 2004, executed by the Borrower and payable to Guggenheim Corporate Funding, LLC in the aggregate original principal amount of $25,000,000, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions, and/or modifications thereof.

         "SECOND LIEN NOTEHOLDER" shall mean, at any time, the holder or holders of the Second Lien Notes.

         "SECURITY INSTRUMENTS" shall mean the agreements or instruments described or referred to in EXHIBIT D, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes,

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                                       16
this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

         "SENIOR UNSECURED NOTES" shall mean the 97/8% Senior Notes due 2011 in the original principal amount of $130,000,000.00 issued by the Borrower pursuant to the Senior Unsecured Notes Indenture.

         "SENIOR UNSECURED NOTES INDENTURE" shall mean the Indenture to be dated on or about the closing date, between the Borrower and The Bank of New York, as Trustee.

         "SPECIAL ENTITY" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g., a sole general partner controls a limited partnership).

         "SUBSIDIARY" shall mean (i) any corporation or other legally formed entity of which at least a majority of the outstanding shares of stock or other ownership interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such entity (irrespective of whether or not at the time stock or any other ownership interest of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by another Person or one or more of such Person's Subsidiaries or by such Person and one or more of its Subsidiaries (and, with respect to the Borrower, shall include, without limitation, Black Hawk, Mission E&P, and MSSN Holdings) and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUPER MAJORITY LENDERS" shall mean, at any time while no Loans are outstanding, Lenders having at least seventy five percent (75%) of the Aggregate Revolving Credit Commitments and, at any time while Loans are outstanding, Lenders holding at least seventy five percent (75%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)); provided, however, Agent, alone, shall constitute the Super Majority Lenders at any time that Agent is the sole Lender hereunder.

         "TANGIBLE NET WORTH" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

         (i) the amount of preferred stock and common stock at par plus the amount of additional paid in capital of the Borrower, plus

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

         (ii) the retained earnings (or, in the case of retained earnings deficit, minus the amount of such deficit), minus

         (iii) the sum of the following: cost of treasury shares and the book value of all assets of the Borrower and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at additional paid in capital and retained earnings) but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to December 31, 2003.

         "TAXES" shall have the meaning assigned such term in Section 4.06(a).

         "TERMINATED LENDER" shall have the meaning assigned such term in
Section 5.06(a).

         "TOTAL DEBT" shall mean, without duplication, the sum of: (i) all indebtedness of the Borrower and its Subsidiaries for borrowed money including, but not limited to, senior bank debt, senior notes, and subordinated debt; (ii) capital leases; (iii) issued and outstanding letters of credit; and (iv) contingent obligations for funded indebtedness of the types described in clauses
(i), (ii), and (iii).

         "TRANSFER" shall mean any sale, assignment, farmout, conveyance or other transfer of any Mortgaged Property or any Oil and Gas Property, or any interest in any Mortgaged Property or any Oil and Gas Property (including, without limitation, any working interest, overriding royalty interest, production payment, net profits interest, royalty interest, or mineral fee interest) of the Borrower or any Guarantor.

         "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

         "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by such Person or one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries. Unless otherwise indicated, each reference to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

                  Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

CREDIT AGREEMENT

                                   ARTICLE II

                                   COMMITMENTS

                  Section 2.01 Loans and Letters of Credit.

                  (a) Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in
         Section 12.06(b), to but excluding, the Final Maturity Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolving Credit Commitment as then in effect less the amount of such Lender's Percentage Share of the LC Exposure at such time. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Final Maturity Date, the Borrower may borrow, repay and reborrow as provided in this Section 2.01(a).

                  (b) Letters of Credit. During the period from and including the Closing Date to, but excluding, the Final Maturity Date, the Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower or any Subsidiary at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or
         (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Borrower or a Subsidiary and (iv) expire not later than five (5) days before the Final Maturity Date.

                  (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than five
         (5) LIBOR Loans may be outstanding at any time.

                  Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.

                  (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type, (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

                  (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $500,000.00 or the remaining balance of the Aggregate Revolving Credit Commitments, if less, or any whole multiple of $100,000.00 in excess thereof, and all

CREDIT AGREEMENT

         LIBOR Loans shall be in amounts of at least $3,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof.

                  (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of EXHIBIT B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston, Texas time at least one
         (1) Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

                  (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to
         Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $3,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof and (ii) no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

                  (e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $3,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof and (ii) no Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

CREDIT AGREEMENT

                  (f) Advances. Not later than 11:00 a.m. Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

                  (g) Letters of Credit. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit), a Letter of Credit Application to be received by the Issuing Bank not later than 11:00 a.m. Houston, Texas, time not less than three (3) Business Days prior thereto of each request for the issuance, and at least ten (10) Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof,
         (v) the form and type of the Letter of Credit and (vi) such other information as the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Issuing Bank shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

                  In conjunction with the issuance of each Letter of Credit, the Borrower and the Subsidiary, if the account party, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

                  The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

                  Section 2.03 Changes of Revolving Credit Commitments.

                  (a) The Aggregate Revolving Credit Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Revolving Credit Amounts after adjustments resulting from reductions pursuant to
         Section 2.03(b) or (ii) the Borrowing Base as determined from time to time.

                  (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Revolving Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not

CREDIT AGREEMENT
         be less than $5,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

                  (c) The Aggregate Maximum Revolving Credit Amounts once terminated or reduced may not be reinstated.

                  Section 2.04 Fees.

                  (a) Revolving Credit Commitment Fee. The Borrower shall pay to the Agent for the account of each Lender a Revolving Credit Commitment fee on the daily average unused amount of the Borrowing Base for the period from and including the Closing Date up to, but excluding, the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Final Maturity Date at a rate per annum equal to the amount reflected on the appropriate intersection in the table set forth in the definition of "APPLICABLE MARGIN." Accrued Revolving Credit Commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Final Maturity Date.

                  (b)      Intentionally Deleted.

                  (c)      Letter of Credit Fees.

                           (i) The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the amount reflected on the appropriate "LIBOR LOANS" intersection in the table set forth in the definition of "APPLICABLE MARGIN". Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

                           (ii) The Borrower shall pay to the Issuing Bank, for its own account, the greater of $500.00 or one-eighth of one percent (1/8%) as an issuing fee.

                           (iii) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay to the Agent for its own account a sum in an amount which is in accordance with the Agent's then-current fee policy.

                           (iv) Upon each drawing of any Letter of Credit, the Borrower shall pay to the Agent for its own account a negotiation fee in an amount which is in

CREDIT AGREEMENT
                  accordance with the Agent's then-current fee policy; provided that such fee shall not be a condition to any drawing.

                           (v) Upon each amendment of any Letter of Credit, the Borrower shall pay to the Agent for its own account a sum in an amount which is in accordance with the Agent's then-current fee policy.

                  (d)      Intentionally Deleted.

                  Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

                  Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Revolving Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by
Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

                  Section 2.07 Prepayments.

                  (a) Voluntary Prepayments. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000.00 and a multiple of $100,000.00 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to the Agent shall be not less than three (3) Business Days for LIBOR Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid.

CREDIT AGREEMENT

                  (b)      Mandatory Prepayments.

                           (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Maximum Revolving Credit Amounts, the Borrower shall
                  (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

                           (ii) Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, then the Borrower shall within thirty (30) days of such Borrowing Base redetermination do one or any combination of the following: (i) prepay the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment, (ii) notify the Agent that Borrower will prepay, in five (5) equal monthly installments commencing thirty (30) days after such Borrowing Base redetermination and continuing on the same day the next four months (unless there is no corresponding day, in which event, it will be paid on the last day of such month), the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment; or (iii) provide additional collateral acceptable to the Agent to increase the Borrowing Base to an amount at least equal to the aggregate outstanding principal amounts of the Loans, and if a Borrowing Base deficiency remains after prepaying all of the Loans because of LC Exposure, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 2.10(b).

                  (c) Generally. Prepayments permitted or required under this Section 2.07 shall be without premium or PENALTY, except as required under Section 5.05 for prepayment of LIBOR Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments.

                  Section 2.08 Borrowing Base.

                  (a) The Borrowing Base shall be determined in accordance with Section 2.08(b) by the Agent with the concurrence of the applicable number of required Lenders as provided in Section 2.08(b) and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, and Schedule 2.08 such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined

CREDIT AGREEMENT

         Borrowing Base and Schedule 2.08 becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Revolving Credit Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base and Schedule 2.08. During the period from and after the Closing Date until the first redetermination pursuant to
         Section 2.08(d) or adjusted pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $50,000,000.00, with $30,000,000 of the initial Borrowing Base to be available for general corporate purposes and $20,000,000.00 of the initial Borrowing Base to be available for acquisitions of Oil and Gas Properties approved by the Majority Lenders, and to the extent required by Section 8.08, such properties must be mortgaged to the Agent by documents in form and substance satisfactory to Agent and title work furnished satisfactory to Agent and subject to no liens or encumbrances of any kind whatsoever except those acceptable to Agent in Agent's sole discretion. Notwithstanding the above, all Lenders shall have the right, at all Lenders' sole discretion, at any time, to increase the amount of advances under the Borrowing Base available for General Corporate Purposes and approved acquisitions in an amount determined by all Lenders, in their sole discretion. Notwithstanding the foregoing, as acquisitions of Oil and Gas Properties are approved by the Majority Lenders, the Borrowing Base available for general corporate purposes shall be increased by the amount of the purchase price paid with respect to such acquisition (to the extent approved by the Majority Lenders in their sole discretion), and the Borrowing Base available for acquisitions shall be reduced by a like amount.

                  (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "ENGINEERING REPORTS"), the Agent will redetermine the Borrowing Base and Schedule
         2.08. Such redetermination will be made in the sole discretion of the Agent and the applicable number of required Lenders, as provided below, in accordance with their normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. Each Lender, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the Lenders a new Borrowing Base and Schedule 2.08 within twenty (20) days following receipt by the Agent and the Lenders of the Engineering Reports. Lenders holding 100% of the Aggregate Commitments must approve increases to the Borrowing Base, while the approval of the Super Majority Lenders is required to approve a decrease in, or maintain, the Borrowing Base. After having received notice of such proposal by the Agent, all of the Lenders shall have ten (10) days to agree or disagree with such proposal. If at the end of the ten (10) days, any Lender shall have not communicated its approval or disapproval, such silence shall be deemed to be an approval of the Agent's proposal, and the Agent's proposal shall be the new Borrowing Base. If however, within the time prescribed by the preceding sentence, (i) all the Lenders have not approved (or have not been deemed to have

CREDIT AGREEMENT
         approved) the Agent's proposal with respect to an increase in the Borrowing Base, or (ii) the Super Majority Lenders have not approved (or have not been deemed to have approved) the Agent's proposal with respect to a decrease in, or maintenance of, the Borrowing Base, the Agent and, as applicable, either all the Lenders (with respect to an increase in the Borrowing Base) or the Super Majority Lenders (with respect to a decrease in, or maintenance of, the Borrowing Base) shall, within an additional ten (10) days, agree upon a new Borrowing Base and
         Schedule 2.08.

                  If the Agent and, as applicable, either all the Lenders or the Super Majority Lenders cannot otherwise agree on a redetermination of the Borrowing Base within such additional ten (10) day period, then the proposed Borrowing Base shall be set at the lesser of (i) the Borrowing Base proposed by the Agent or (ii) the amount calculated by the Agent as the "weighted arithmetic average" (as hereinafter calculated) of the Borrowing Base, as determined by each individual Lender and communicated to the Agent in writing, and such Borrowing Base shall then become the Borrowing Base. However, the amount of the Borrowing Base shall never be increased at any time without the unanimous consent of the Lenders, notwithstanding anything else herein to the contrary. For purposes of this paragraph, the "weighted arithmetic average" of the Borrowing Base shall be determined by first multiplying the Borrowing Base proposed in writing to the Agent by each Lender by the ratio of such Lender's Percentage Share over the sum of the Percentage Shares of all Lenders, and then adding the results of each such calculation, with the resultant sum being the Borrowing Base.

                  (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.

                  (d) So long as any of the Revolving Credit Commitments are in effect and until payment in full of all Loans hereunder, on or around the first Business Day of each April and October, commencing October 1, 2004, (each being a "SCHEDULED REDETERMINATION DATE"), the Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b). In addition, the Borrower and Agent may each initiate one unscheduled redetermination of the Borrowing Base between each Scheduled Redetermination Date (or by the Borrower, prior to October 1, 2004, if the Borrower acquires additional Oil and Gas Properties) by specifying in writing to the non-initiating party the date on which Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date as of which such redetermination is to occur.

                  (e) The Agent shall promptly notify in writing the Borrower and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

                  Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or

CREDIT AGREEMENT
other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Agent's or any Lender's rights or powers hereunder [or under the Letter of Credit Agreements], all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

                  Section 2.10 Obligation to Reimburse and to Prepay.

                  (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Agent within two
         (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off,

CREDIT AGREEMENT
         defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.

                  (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Agent as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an interest-bearing account or accounts (such interest being for the account of the Borrower, but must remain pledged as security in favor of the Agent on behalf of the Lenders) at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. Upon request by the Agent, the Borrower shall immediately execute and deliver to the Agent the Cash Collateral Account Agreement. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

CREDIT AGREEMENT

                  (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this
         Section 2.10.

                  (d) Notwithstanding anything to the contrary contained herein, if no Default exists and subject to availability under the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Days after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Loan hereunder and used by the Lenders to pay such Letter of Credit reimbursement obligation. If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Loan would cause the aggregate amount of all Loans outstanding to exceed the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a).

                  Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

                  Section 3.01 Repayment of Loans.

                  (a) Loans. On the Final Maturity Date the Borrower shall repay the outstanding principal amount of the Revolving Credit Notes.

                  (b) Generally. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this
         Section 3.01.

                  Section 3.02 Interest.

                  (a)      Interest Rates. Except as otherwise provided in
         Section 3.02(b), the Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

                           (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

CREDIT AGREEMENT

                           (ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

                  (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

                  (c) Due Dates. Accrued interest on Base Rate Loans and LIBOR Loans shall be payable monthly on the first Business Day of each month commencing on May 3, 2004, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Loans shall also be paid on (i) the date of any prepayment thereof, and (ii) the Final Maturity Date.

                  (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

                  Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "INTEREST PERIOD", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the

CREDIT AGREEMENT

Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

                  Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section
2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Section 2.04 shall be made for account of the Agent or the Lenders pro rata (as applicable) in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Revolving Credit Amounts under Section 2.03(b) shall be applied to the Revolving Credit Commitment of each Lender, pro rata according to the amount of its respective Revolving Credit Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with their respective Percentage Shares; and
(iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with their respective Percentage Shares; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with their respective Percentage Shares.

                  Section 4.03 Computations. Interest on LIBOR Loans and fees shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until, but excluding, the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

CREDIT AGREEMENT

                  Section 4.05 Set-off, Sharing of Payments, Etc.

                  (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower [or any Subsidiary] at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
         Section 4.05 to share the benefits of any recovery on such secured claim.

CREDIT AGREEMENT

                  Section 4.06 Taxes.

                  (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "OTHER TAXES").

                  (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE ISSUING BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY
         (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE AGENT, AS THE CASE

CREDIT AGREEMENT

         MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER, THE ISSUING BANK OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                  (d)      Lender Representations.

                           (i) Each Lender represents that it is either (1) a banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement
                  (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM W-8ECI CERTIFICATION") or (B) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM W-8BEN CERTIFICATION"). In addition, each Lender agrees that if it previously filed a Form W-8ECI Certification, it will deliver to the Borrower and the Agent a new Form W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W-8BEN Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may

CREDIT AGREEMENT
                  at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this
                  Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form W-8BEN Certification or Form W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                           (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                           (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  Section 4.07 Disposition of Proceeds. The Mortgages contain an assignment by the Borrower unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged

CREDIT AGREEMENT

Property, and the Mortgages further provide in general for the application of such proceeds to the satisfaction of the Obligations and other indebtedness, liabilities and obligations described therein and secured thereby. Notwithstanding the assignment contained in the Mortgages, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower.

                                    ARTICLE V

                      CAPITAL ADEQUACY AND ADDITIONAL COSTS

                  Section 5.01 Capital Adequacy and Additional Costs.

                  (a) The Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company, pursuant to any Governmental Requirement, of capital in respect of its Revolving Credit Commitment or making, funding or maintaining any Loans or Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company to a level below that which such Lender or its parent or holding company could have achieved but for such Governmental Requirement). Each Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(a) as promptly as practicable after it determines to request such compensation.

                  (b) Determinations and allocations by any Lender for purposes of this Article V shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                  (c) LIBOR Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit

CREDIT AGREEMENT
         or other assets of, or any deposits with or other liabilities of such Lender, or the Revolving Credit Commitment or Loans of such Lender or the LIBOR interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Revolving Credit Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(c) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(c), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (d) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(c), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (A) any Lender, (B) the LIBOR interbank market or (C) such Lender's position in such market), the LIBOR Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Loans, then, if such Lender so elects, by notice to the Borrower and the Agent, the obligation of such Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (e) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Revolving Credit Commitment, its Note, or its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this
         Section 5.01(e) as promptly as practicable after it determines to request such compensation.

                  (f) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of Additional Costs under this Section 5.01 shall in such notice to the

CREDIT AGREEMENT

         Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(c) or (d), or of the effect of capital maintained pursuant to Section 5.01(e), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this
         Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(f).

                  Section 5.02 Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

                           (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR RATE" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                           (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "LIBOR RATE" in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.

                  Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

                  Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01 or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

CREDIT AGREEMENT

                  Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

                           (i) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

                           (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                  Section 5.06 Replacement Lenders.

                  (a) If any Lender has notified the Borrower and the Agent of its incurring Additional Costs under Section 5.01 or has required the Borrower to make payments for Taxes under Section 4.06, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Revolving Credit Commitment of any Lender (other than the Agent) (the "TERMINATED LENDER") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "NOTICE OF TERMINATION").

                  (b) In order to effect the termination of the Revolving Credit Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Revolving Credit Commitment or Revolving Credit Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Revolving Credit Commitment or Revolving Credit Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to

CREDIT AGREEMENT
         the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Revolving Credit Commitment of the Terminated Lender being referred to herein as the "REPLACEMENT LENDERS"), such that the aggregate increased and/or accepted Revolving Credit Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Revolving Credit Commitment of the Terminated Lender.

                  (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "LENDER TERMINATION DATE"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Revolving Credit Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Revolving Credit Commitment to be assigned to each Replacement Lender.

                  (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Revolving Credit Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Revolving Credit Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of
         Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth in Section 5.05.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.01 Initial Funding.

         The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section
2.04 on or before the Closing Date

CREDIT AGREEMENT
and the receipt by the Agent of the following documents (in sufficient original counterparts, other than the Notes, for each Lender) and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

                  (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

                  (b) A certificate of the Secretary or an Assistant Secretary of any Subsidiary that is a corporation or a limited liability company (an "LLC") or a general partner of a Subsidiary setting forth (i) resolutions of its board of directors with respect to the authorization of the Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Subsidiary
         (y) who are authorized to sign the Loan Documents to which the Subsidiary is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws (and the Regulations if such Subsidiary is an LLC) of the Subsidiary, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Subsidiary to the contrary.

                  (c) A certificate of each partner of each partnership that is a Subsidiary setting forth (i) resolutions of its partners with respect to the authorization of such Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the Persons of such Subsidiary (y) who are authorized to sign the Loan Documents to which such Subsidiary is a party and (z) who will, until replaced by another Person duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized Persons, and (iv) the partnership agreement of such Subsidiary, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Borrower to the contrary.

CREDIT AGREEMENT

                  (d) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower, Guarantor(s), and Subsidiaries.

                  (e) A compliance certificate which shall be substantially in the form of EXHIBIT C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

                  (f)      The Notes, duly completed and executed.

                  (g) The Security Instruments, including those described on EXHIBIT D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

                  (h) An opinion of Porter & Hedges, L.L.P., and Schully, Roberts, Slattery, Jaubert & Marino, PC and James Bruce, Attorney at Law, counsel to the Borrower, Guarantor, and the Subsidiaries, in form and substance satisfactory to the Agent, as to such matters incident to the transactions herein contemplated as the Agent may reasonably request, including, without limitation, the enforceability of the Mortgages and other Security Instruments and the validity, perfection, and priority of the liens created thereby.

                  (i) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with
         Section 7.19.

                  (j) Title information as the Agent may require from attorneys satisfactory to the Agent setting forth the status of title to at least eight-five percent (85%) of the value of the Oil and Gas Properties included in the Initial Reserve Report.

                  (k) The Security Instruments and related financing statements covering the Mortgaged Property shall have been delivered to special counsel for the Agent for filing and recording in the appropriate offices to perfect the Liens and security interests created thereby in accordance with the requirements for perfection provided by the attorneys who have furnished the legal opinions called for in (h) above.

                  (l) Letters in Lieu executed by the Borrower or any Subsidiary, as applicable, and a list of the purchasers of the Hydrocarbons of the Borrower or any Subsidiary produced from the Borrower's and any of its Subsidiaries' Oil and Gas Properties.

                  (m) The Agent shall have been furnished with appropriate UCC search certificates reflecting the filing of all financing statements required to perfect the Liens granted by the Security Instruments and reflecting no prior Liens.

                  (n) The organizational chart of Borrower and its Subsidiaries (unless there are no Subsidiaries).

                  (o) All consents in form and substance satisfactory to all Lenders and of all Persons required by the Lenders.

CREDIT AGREEMENT

                  (p)      [INTENTIONALLY DELETED.]

                  (q) Agent shall have received from the Borrower, reviewed, and be satisfied, in Agent's sole discretion, of the Borrower's and each Subsidiary's (i) existing corporate and partnership documents; (ii) annual financial statements; (iii) most recent interim financial statements; (iv) valuation information of assets proposed by the Borrower to secure the Obligations; (v) all lien searches covering any and all of the Mortgaged Property; (vi) other material documents and agreements (including, without limitation, all: (1) Material Agreements listed on SCHEDULE 7.23, and (2) all other material documents and agreements as the Agent shall have requested); (vii) the legal, corporate, partnership, and capital structure of the Borrower and its Subsidiaries on the Closing Date and after giving effect to the transactions contemplated hereby; (viii) evidence satisfactory to Agent that prior to or concurrently with the closing, the Borrower shall have received gross cash proceeds from the Second Lien Notes to the Borrower of at least Twenty-Five Million Dollars ($25,000,000.00) (minus reasonable fees and expenses not to exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) on terms and conditions satisfactory to the Agent, together with a intercreditor agreement executed by Agent, Borrower, and the Second Lien Noteholder containing terms and conditions satisfactory to Agent and satisfactory review and approval of all loan documents and instruments executed in connection with the Second Lien Notes; (ix) evidence satisfactory to Agent that prior to or concurrently with the closing, the Borrower shall have received gross cash proceeds from the Senior Unsecured Notes of at least One Hundred Thirty Million Dollars ($130,000,000.00) on terms and conditions satisfactory to the Agent and satisfactory review and approval by Agent of all loan documents and instruments executed in connection with the Senior Unsecured Notes; (x) evidence satisfactory to Agent that concurrent with the closing of this transaction, all Debt of Borrower and its Subsidiaries for borrowed money existing prior to closing, shall have been repaid and/or provided for except for purchase money indebtedness not to exceed $100,000.00 in the aggregate and insurance premium financing notes not to exceed $100,000.00 in the aggregate; and
         (xi) evidence satisfactory to Agent that all existing Hedging Agreements executed by the Borrower and its Subsidiaries are acceptable to the Agent with counterparties acceptable to the Agent and have been provided to Agent for purposes of calculating the Borrowing Base.

                  (r) Such other documents, in form and substance reasonably satisfactory to Agent, as the Agent or any Lender or special counsel to the Agent may reasonably request, including, without limitation, (i) documentation of all environmental and title matters relating to all of the Borrower's Oil and Gas Properties including, without limitation, the Mortgaged Properties and (ii) all Material Agreements.

                  (s) A receipt from The Bank of New York for the funds to be deposited with The Bank of New York in connection with the redemption of the Existing Senior Subordinated Unsecured Notes, such funds to be in the amount specified in the Certificate described in subsection (t) below.

CREDIT AGREEMENT

                  (t) A copy of the Officer's Certificate to Trustee to be provided by the Borrower to The Bank of New York in connection with the redemption of the Existing Senior Subordinated Unsecured Notes, such Officer's Certificate to contain, inter alia, a statement of the amount required to be deposited with The Bank of New York in connection with such redemption.

                  Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

                  (a)      no Default shall exist;

                  (b)      no Material Adverse Effect shall have occurred;

                  (c) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary; and

                  (d) after giving effect to the requested borrowing or borrowings, no Default will exist under the Credit Agreement or any other Loan Document.

         Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

                  Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

                  Section 6.04 No Waiver. No waiver of any condition precedent with respect to any Loan shall preclude the Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan and the making of any Loan by the Lenders, notwithstanding the existence of a Default, shall set not preclude the Agent from exercising the remedies set forth in Section 10.02 in the event such Default becomes an Event of Default.

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                                       44

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein (unless such representation and warranty is given as of a particular date) is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in
Section 6.02):

                  Section 7.01 Corporate Existence. Each of the Borrower and each Subsidiary: (i) is a corporation, limited liability company, or a partnership duly organized, legally existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate, limited liability company, or partnership power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  Section 7.02 Financial Condition. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2003, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG LLP heretofore furnished to each of the Lenders are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said date and the results of their operations for the fiscal year ended on said date, all in accordance with GAAP, as applied on a consistent basis. Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in SCHEDULE 7.02 or incurred since the date of the Financial Statements in the ordinary course of business. Since December 31, 2003, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

                  Section 7.03 Litigation. Except as disclosed to the Lenders in
SCHEDULE 7.03 hereto, which matters could not reasonably be expected to cause a Material Adverse Effect and except with respect to Environmental Matters which are addressed in Section 7.17, which could not reasonably be expected to cause a Material Adverse Effect, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower

CREDIT AGREEMENT
or any Subsidiary not fully covered by insurance (except for normal deductibles). There are no outstanding judgments against Borrower or any Subsidiary.

                  Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter, by-laws, or partnership agreement of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

                  Section 7.05 Authority. The Borrower and each Subsidiary have all necessary corporate and partnership power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate and partnership action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any Person are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

                  Section 7.07 Use of Loans. The proceeds of the Loans shall be used by the Borrower to:

                  (a)      refinance existing indebtedness for borrowed money;

                  (b) pay fees and expenses incurred in connection with the transactions contemplated hereby;

                  (c) provide for the working capital and general corporate purpose needs of the Borrower and its Subsidiaries; and

                  (d) purchase Oil and Gas Properties approved by the Agent and permitted by, and subject to, the terms of this Agreement.

Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the

CREDIT AGREEMENT

Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

                  Section 7.08 ERISA.

                  (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "ACTUARIAL PRESENT VALUE OF THE BENEFIT liabilities" shall have the meaning specified in section 4041 of ERISA.

                  (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                  (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

CREDIT AGREEMENT

                  (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

                  Section 7.09 Taxes. Except as set out in SCHEDULE 7.09, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                  Section 7.10 Titles, etc.

                  (a) Except as set out in SCHEDULE 7.10, each of the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. Except as set forth in SCHEDULE 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect (including as to depths) and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would adversely affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

                  (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                  (d) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

                  Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement

CREDIT AGREEMENT
contained any material misstatement of fact and all such information, taken together, did not omit to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future could have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

                  Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 7.14 Subsidiaries. Except as set forth on SCHEDULE 7.14, the Borrower has no Subsidiaries.

                  Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on SCHEDULE 7.14.

                  Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which could have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

                  Section 7.17 Environmental Matters. To the best of knowledge of Borrower, except (i) as provided in SCHEDULE 7.17 which would not reasonably be expected to have a Material Adverse Effect, or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon (or, to the best knowledge of

CREDIT AGREEMENT
         the Borrower, by any prior owner or operator of such Property or operation), are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                  (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

                  Section 7.18 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure could reasonably be expected to have (in the event such violation or failure were asserted by any Person through appropriate

CREDIT AGREEMENT
action) a Material Adverse Effect. To the best knowledge of the Borrower, except for such acts or failures to act as could not reasonably be expected to have a Material Adverse Effect, and except with respect to Environmental Matters which are addressed in Section 7.17, the Oil and Gas Properties (and properties unitized therewith) operated by the Borrower or its Subsidiaries, and to Borrower's knowledge, their non-operated Oil and Gas Properties, have been maintained, operated and developed in conformity to standards customary in the industry and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, except as could not reasonably expected to have a Material Adverse Effect, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

                  Section 7.19 Insurance. SCHEDULE 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in SCHEDULE 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. All such policies name Agent as additional insured, loss payee, and contain endorsements for no cancellation thereof without thirty (30) days' prior written notice to the Agent and the Lenders on all such policies.

                  Section 7.20 Intentionally Deleted.

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                                       51

                  Section 7.21 Hedging Agreements. SCHEDULE 7.21 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

                  Section 7.22 Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than the Second Amended and Restated Credit Agreement dated June 5, 2003, among the Borrower, the lenders named therein, and Wells Fargo Foothill, Inc., as administrative agent, which agreement is to be terminated on the Closing Date), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Agent for the benefit of the Lenders as contemplated by this Agreement and the Security Instruments.

                  Section 7.23 Material Agreements. Set forth on SCHEDULE 7.23 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt for borrowed money of the Borrower or any of its Subsidiaries (other than the Debt hereunder, Debt evidenced by the Existing Senior Subordinated Unsecured Notes and Debt to be paid off contemporaneously with the Closing Date out of the proceeds of the Initial Funding and the proceeds of the Senior Unsecured Notes), including the Senior Unsecured Notes Indenture, the Purchase Agreement pursuant to which the Senior Unsecured Notes are to be issued by the Borrower to the purchaser named therein and the Term Loan Agreement pursuant to which the Second Lien Notes are to be issued, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt (other than the Senior Unsecured Notes) or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on SCHEDULE 7.23 hereto is a complete and correct list of all material agreements of the Borrower and its Subsidiaries relating to the sale and supply of Hydrocarbons, (other than any such agreement with a term or cancelable by the Borrower or a Subsidiary on notice, of less than twelve (12) months, any such agreement in which commodity prices float with market indices and any agreement that is expected to account for less than five percent (5%) of the sales of the Borrower and its Subsidiaries during the Borrower's current fiscal year) in effect or to be in effect as of the Closing Date. The Borrower has heretofore delivered to the Agent a complete and correct copy of all such material agreements in effect on the Closing Date. All of the Material Agreements of the Borrower and all of its Subsidiaries together with all amendments and/or modifications thereto are set forth on SCHEDULE 7.23.

                  Section 7.24 Gas Imbalances. Except as set forth on SCHEDULE
7.24 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which (taken together with the imbalances, take or pay, or other prepayments on

CREDIT AGREEMENT

Schedule 7.24 or such certificate) would require the Borrower or its Subsidiaries to deliver, in the aggregate, after netting all over-production and under-production, three percent (3%) or more of the total volumes of proved, producing reserves of Hydrocarbons (calculated on an mcf equivalent basis with each barrel of oil being equivalent to six mcf of natural gas) reflected in the Initial Reserve Report or the most recent Reserve Report delivered pursuant to
Section 8.07, as the case may be, from the Oil and Gas Properties of Borrower and its Subsidiaries at some future time without then or thereafter receiving full payment therefor.

                  Section 7.25 Partnership Agreement. The Partnership Agreement has not been terminated, is in full force and effect as of the date hereof and no default has occurred and is in continuance thereunder which would have a Material Adverse Effect.

                  Section 7.26 Intentionally Deleted.

                  Section 7.27 Solvency. Borrower and its Subsidiaries (and with respect to its Subsidiaries, after taking into account each Subsidiary's rights of contribution), on an individual and a consolidated basis, are not insolvent, Borrower's and its Subsidiaries' assets (and with respect to its Subsidiaries, after taking into account each Subsidiary's rights of contribution), on an individual and a consolidated basis, exceed their liabilities, and neither Borrower nor any of its Subsidiaries (and with respect to its Subsidiaries, after taking into account each Subsidiary's rights of contribution) will be rendered insolvent by the execution and performance of this Agreement and the Loan Documents.

                  Section 7.28 Name Changes. Borrower's official name as recorded on its currently effective organizational documents which are filed with the Secretary of State of its State of organization is the same as found on the signature page of this Agreement. Borrower has not, during the preceding five years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Borrower herein and as set forth on SCHEDULE 7.28 attached hereto.

                  Section 7.29 Taxpayer Identification Number. Borrower's Taxpayer Identification No. is 76-0437769 and each Subsidiary's Borrower's Taxpayer Identification No. is set forth on SCHEDULE 7.14.

                  Section 7.30 State of Formation. Borrower is a corporation organized under the laws of the State of Delaware. The Subsidiaries are corporations, limited liability corporations, or partnerships organized under the laws of the states set forth on SCHEDULE 7.14.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any of the Revolving Credit Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

CREDIT AGREEMENT

                  Section 8.01 Reporting Requirements. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the Lenders:

                  (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholders' equity, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related unqualified opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, together with calculations confirming the Borrower's compliance with the financial covenants set forth in Sections 9.13, 9.14, 9.15, and 9.16, certified by a senior financial officer of Borrower.

                  (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, stockholders' equity, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments), together with calculations confirming the Borrower's compliance with all financial covenants, certified by a senior financial officer of Borrower.

                  (c) Projected Financial Statements. As soon as available and in any event within forty-five (45) days after the end of the preceding fiscal year of the Borrower, the projected consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such projected fiscal year, and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the certificate of a Responsible Officer,

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

         which certificate shall state that said financial projections have been prepared on reasonable assumptions at the date presented.

                  (d) Notice of Default, Etc. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                  (e) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

                  (f) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

                  (g) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any material indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

                  (h) Other Matters. From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

                  (i) Hedging Agreements. As soon as available and in any event within ten (10) Business Days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such calendar quarter, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on SCHEDULE 7.21, any margin required or supplied under any credit support document, and the counter party to each such agreement.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of EXHIBIT C

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                                       55
executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.13, 9.14, 9.15, and 9.16 as of the end of the respective fiscal quarter or fiscal year.

                  Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, could not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.00.

                  Section 8.03 Maintenance, Etc.

                  (a) Generally. The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available. The Borrower shall promptly obtain endorsements to such insurance policies naming "Wells Fargo Bank, National Association, as Agent for the Lenders" as joint loss payee, additional insured, and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to the Agent.

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

                  (b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

                  (c) Operation of Properties. The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  (d) Oil and Gas Properties. The Borrower will and will cause each Subsidiary to, at its own expense, do or cause to be done and, in the case of non-operated Oil and Gas Properties, to use reasonable commercial efforts to cause them to be done by the operators all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be preserved and maintained in accordance with industry standards, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Subsidiary or use reasonable commercial efforts to cause the operator to do so, in the case of non-operated properties to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties,
         (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is undeveloped or is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 9.17. The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

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

                  Section 8.04 Environmental Matters.

                  (a) Establishment of Procedures. The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse
         Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) Notice of Action. The Borrower will promptly notify the Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

                  (c) Future Acquisitions. The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Agent and the Lenders (or as otherwise required to be obtained by the Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

                  Section 8.05 Further Assurances. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

                  Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

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

                  Section 8.07 Engineering Reports.

                  (a) Not less than thirty (30) days prior to each Scheduled Redetermination Date, commencing with the Scheduled Redetermination Date to occur on October 1, 2004, the Borrower shall furnish to the Agent and the Lenders a Reserve Report. The Reserve Report as of January 1 of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent and the Reserve Report as of July 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report as of January 1.

                  (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Majority Lenders or the Borrower pursuant to Section 2.08(d)), the Borrower shall provide such Reserve Report with an "as of" date as required by the Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of the request by the Agent.

                  (c) With the delivery of each Reserve Report, the Borrower shall provide to the Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay, or other prepayments with respect to Borrower's Oil and Gas Properties which (taken together with the imbalances, take or pay, or other prepayments reflected on such exhibit to the certificate) would require Borrower or its Subsidiaries to deliver, in the aggregate, after netting all over-production and under-production, three percent (3%) or more of total volumes of proved, producing reserves of Hydrocarbons (calculated on an mcf equivalent basis with each barrel of oil being equivalent to six mcf of natural gas) reflected in the Initial Reserve Report or the most recent Reserve Report delivered pursuant to this Section 8.07, as the case may be, which would require Borrower and/or any of its Subsidiaries to deliver from the Oil and Gas Properties of Borrower and its Subsidiaries at some future time without then receiving full payment therefor which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the

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

         immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties and (vii) except as set forth on a schedule attached to the certificate, at least eighty-five percent (85%), by value, of the Oil and Gas Properties of the Borrower and its Subsidiaries are Mortgaged Property.

                  (d)      As soon as available and in any event within sixty
         (60) days after the end of each month, the Borrower shall furnish to the Agent reports which shall include any direct or allocated general and administrative expenses and production reports for its Oil and Gas Properties, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's accounts in such period, and such other information with respect thereto as the Agent may require.

                  Section 8.08 Title Information and Mortgage Coverage.

                  (a) Mortgage and Title Coverage. The Borrower will provide the Agent with (i) title information in form and substance acceptable to the Agent and (ii) Mortgages on the Oil and Gas Properties of the Borrower and its Subsidiaries, in form and substance satisfactory to Agent, and subject only to Excepted Liens, which are, at all times, sufficient to cause eighty-five percent (85%) of the value of the proved Oil and Gas Properties of the Borrower and its Subsidiaries to be covered both by such title information and by Mortgages in favor of the Agent for the benefit of the Lenders (the "85% Coverage Requirement").

                  (b) Cure of Title Defects. The Borrower shall promptly proceed in good faith to cure any title defects or exceptions which are not Excepted Liens raised by such title information, or substitute acceptable Mortgaged Properties with no material title defects or exceptions except for Excepted Liens covering Mortgaged Property sufficient to cause the 85% Coverage Requirement to be maintained, as promptly as reasonable, and in any event, within ninety (90) days after a request by the Agent or the Lenders to cure such defects or exceptions. With respect to this Section 8.08(b), "material title defects or exceptions" shall mean the defects and exceptions relating to all the Mortgaged Properties that could reasonably be expected to affect the revenue stream attributable to such Mortgaged Properties and the cost to cure such defects or exceptions could reasonably be expected to exceed $200,000 individually or $2,000,000 in the aggregate to cure.

                  (c) Failure to Cure Title Defects. If the Borrower is unable to cure any title defect requested by the Agent or the Lenders to be cured within the ninety (90)-day period or the Borrower does not substitute acceptable Mortgage Properties sufficient to cause the 85% Coverage Requirement to be maintained, such default shall not be a Default or an Event of Default, but instead the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of

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

         the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any such Oil and Gas Property after the time period in Section 8.08(b) has elapsed, such unacceptable Oil and Gas Property shall not count towards the 85% Coverage Requirement, and the Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on eighty-five percent (85%) of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

                  Section 8.09 Additional Collateral.

                  (a) Lien in Acquired Oil and Gas Properties. Should the Borrower or any of its Subsidiaries acquire any additional developed Oil and Gas Properties or additional interests in its existing developed Oil and Gas Properties, the Borrower will (i) grant to the Agent as security for the Obligations a first-priority Lien and security interest (subject only to Excepted Liens) on the Borrower's interest in any such developed Oil and Gas Properties to the extent not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes, and (ii) will provide the Agent with title information in form and substance satisfactory to the Agent on such developed Oil and Gas Properties, to the extent required to maintain the satisfaction of the 85% Coverage Requirement.

                  (b)      Intentionally Deleted.

                  (c) Legal Opinions. Also, promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Agent, the Borrower will provide to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument creates a Lien and is valid, binding and enforceable in accordance with its terms in legally sufficient form for such jurisdiction, and the means by which to perfect the Lien created by such Security Instrument.

                  Section 8.10 Cash Collateral Account Agreement. Upon the occurrence of a Default, the Borrower and all of its Subsidiaries shall cause all proceeds arising from its Oil and Gas Properties, including without limitation from the sale of Hydrocarbons, to be directed to a lockbox (and in connection therewith, Borrower and all of its Subsidiaries shall execute a Lockbox Agreement and financing statements in form and substance satisfactory to the Agent) pursuant to letters acceptable to the Agent stating that such directions may not be changed without the written consent of the Agent. The Cash Collateral Account Agreement and the Liens and security interests established in such Cash Collateral Account Agreement will continue until all the Obligations under this Agreement are paid in full and this Agreement is terminated.

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

                  Section 8.11 Intentionally Deleted.

                  Section 8.12 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "PROHIBITED TRANSACTION," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

                  Section 8.13 Joinder and Guaranty Agreements. The Borrower and each of its Subsidiaries will cause each of their Subsidiaries, whether newly formed, after acquired, or otherwise existing, upon the creation or acquisition thereof, to become a Guarantor hereunder by way of a Joinder Agreement attached hereto as EXHIBIT G, a Guaranty Agreement attached hereto as EXHIBIT H, a Contribution Agreement by and among the Borrower and all Guarantors, and the execution of mortgages, deeds of trusts, security agreements, pledges, and any other instruments in form and substance satisfactory to Agent and in Agent's sole discretion covering all of such Subsidiaries, assets, security for the Obligations, together with evidence satisfactory to the Agent, in Agent's sole discretion, that all such collateral will be a perfected first Lien on such collateral in favor of the Agent, with only such Liens or other encumbrances of any kind on such collateral that are acceptable to the Agent.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any of the Revolving Credit Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

CREDIT AGREEMENT

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

                  Section 9.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

                  (a) the Notes or other Obligations or any guaranty of or suretyship arrangement for the Notes or other Obligations;

                  (b) the Second Lien Notes, the Senior Unsecured Notes, and Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in SCHEDULE 9.01, and any renewals or extensions or refinancings (but not increases) thereof;

                  (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

                  (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $100,000.00 in the aggregate at any time outstanding;

                  (e) Debt associated with bonds or surety obligations required by contract or by Governmental Requirements in connection with the operation of the Oil and Gas Properties, in the ordinary course of business;

                  (f) Debt of the Borrower and its Subsidiaries under Hedging Agreements, but only if (i) the provider of the Hedging Agreements is a Lender or an unsecured counterparty acceptable to the Agent; (ii) the total notional volume attributable to such Hedging Agreement, if it is a Hedging Agreement with respect to Hydrocarbon Interests, does not exceed more than seventy-five percent (75%) of scheduled proved producing net production quantities in any period,
         (iii) if the Hedging Agreement is an interest rate hedge, the notional principal amount shall not exceed more than seventy-five percent (75%) of Loans outstanding to the Borrower, provided, however, at no time shall Borrower fail to maintain (x) a Hedging Agreement on fifty percent (50%) of proved producing volumes projected to be produced over the next 12 months after the Closing Date, and thereafter on a rolling 12-month basis until the Maturity Date; and (y) a Hedging Agreement on twenty-five (25%) of proved producing production volumes projected to be produced over the 13th through the 24th months after the Closing Date, on a rolling 12-month basis; and (z) provided, further, that Agent, in its discretion, may require the Borrower to hedge a percentage of projected production volumes determined by the Agent in its sole discretion, on terms acceptable to the Agent, whenever Borrower has Loans and LC Exposure under this Agreement in excess of seventy percent (70%) of the Borrowing Base available for general corporate purposes; and

                  (g)      any guaranty of Debt otherwise permitted under
         Section 9.01.

CREDIT AGREEMENT

                  Section 9.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                  (a)      Liens securing the payment of any Obligations;

                  (b)      Excepted Liens;

                  (c) Liens securing leases allowed under Section 9.01(d), but only on the Property under lease;

                  (d) Liens securing the Second Lien Notes and other Liens disclosed on SCHEDULE 9.02;

                  (e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(e); and

                  (f) Certain permitted Liens allowed by Agent, at Agent's sole discretion.

                  Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person (other than the Borrower or any Guarantor), except that the foregoing restriction shall not apply to:

                  (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in SCHEDULE 9.03;

                  (b) accounts receivable arising in the ordinary course of business;

                  (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

CREDIT AGREEMENT

                  (f) deposits in money market funds investing at least ninety-five percent (95%) of funds exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

                  (g) usual and customary travel and other similar expense advances to employees, officers, directors or agents of the Borrower or any Subsidiary not to exceed $100,000.00 outstanding in the aggregate at any time;

                  (h) Hedging Agreements permitted to be incurred pursuant to Section 9.01(f); and

                  (i) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto.

                  Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders.

                  Section 9.05 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                  Section 9.06 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

                  Section 9.07 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal excluding capital leases, leases of Hydrocarbon Interests and leases of automobiles, compression or other oilfield equipment leased in the ordinary course of business), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $1,500,000.00 in any period of twelve consecutive calendar months during the life of such leases.

                  Section 9.08 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided, however, nothing shall prohibit Borrower or any Subsidiary from: (i) acquiring (a) any domestic undeveloped Hydrocarbon Interests or (b) domestic developed Oil and Gas Properties, so long as Borrower or such Subsidiary pledges and/or mortgages to the Lenders all such developed Oil and Gas Properties acquired pursuant thereto (to the extent necessary to maintain Agent's Lien in at least eighty-five percent (85%) by value of the Oil and

CREDIT AGREEMENT

Gas Properties of Borrower and its Subsidiaries) by execution of documents in form and substance satisfactory to Agent, granting perfected, first priority Liens and security interests in such Oil and Gas Properties subject only to Excepted Liens and other Liens acceptable to the Lenders; or (ii) merging (after having given Agent thirty (30) days prior written notice) (a) any Guarantor into another Guarantor or (b) any Guarantor into Borrower.

                  Section 9.09 Proceeds of Notes; Letters of Credit. The Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  Section 9.10 ERISA Compliance. The Borrower will not at any time:

                  (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                  (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

                  (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

                  (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "ACTUARIAL PRESENT VALUE OF THE BENEFIT LIABILITIES" shall have the meaning specified in section 4041 of ERISA;

                  (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

CREDIT AGREEMENT

                  (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

                  (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                  (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

                  Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

                  Section 9.12 Intentionally Deleted.

                  Section 9.13 Current Ratio. The Borrower will not permit its ratio of (i) consolidated Current Assets (including, without limitation, Borrowing Base availability for general corporate purposes) to (ii) consolidated Current Liabilities (excluding current maturities of the Notes) to be less than
1.00 to 1.00 at any time. The current ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower, beginning with the quarter ending March 31, 2004. As used in this Section 9.13, "CURRENT ASSETS" shall have the meaning of such term as defined by GAAP, except any availability under the Borrowing Base shall be included in the definition of Current Assets and "CURRENT LIABILITIES" shall have the meaning of such term as defined by GAAP, except that current maturities of the Notes shall be excluded from Current Liabilities. Current asset or liability accounts associated with Hedging Agreements will be excluded from calculations of the Current Ratio.

                  Section 9.14 Tangible Net Worth. The Borrower will not permit, at any time, its Tangible Net Worth to be less than eighty-five percent (85%) of Tangible Net Worth as of March 31, 2004, plus fifty percent (50%) of positive net income after tax distributions, plus one

CREDIT AGREEMENT
hundred percent (100%) of equity offerings after March 31, 2004, excluding any asset impairment charges.

                  Section 9.15 Leverage Ratio. The Borrower will not permit its Leverage Ratio on an annualized basis (until the passing of four (4) full fiscal quarters after the date hereof), on the last day of each fiscal quarter to be more than the ratio set forth below for the corresponding time.

         Period Ending                                Maximum Leverage Ratio
         -------------                                ----------------------
June 30, 2004 through September 30, 2004                       3.75x
December 31, 2004 and thereafter                               3.50x

                  Section 9.16 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio (on an annualized basis until the passing of four fiscal quarters after the date hereof) as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be less than the ratio set forth below for the corresponding time periods. For the purposes of this Section 9.16, "INTEREST COVERAGE RATIO" shall mean the ratio of
(i) EBITDA for the four fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries.

         Period Ending                                             Minimum Interest Coverage Ratio
         -------------                                             -------------------------------
June 30, 2004 through December 31, 2004                                        2.50x
March 30, 2005 through June 30, 2005                                           2.75x
September 30, 2005 and thereafter                                              3.00x

                  Section 9.17 Sale of Mortgaged Properties and Oil and Gas Properties. The Borrower will not, and will not permit any Subsidiary to, Transfer any Mortgaged Property, Oil and Gas Property or any interest in any Mortgaged Property or Oil and Gas Property, except for Permitted Transfers.

                  Section 9.18 Intentionally Deleted.

                  Section 9.19 Environmental Matters. After the Effective Date of this Agreement, Borrower and Borrower's Subsidiaries will remain in substantial compliance with all state and federal environmental regulations and Borrower will not place nor permit to be placed any hazardous substance on any of the Mortgaged Property in violation of applicable state and federal environmental laws. In the event Borrower shall discover any hazardous substances on any of the Mortgaged Property which could result in a breach of the foregoing covenant, Mortgagor shall notify Mortgagee within three (3) days after such discovery. Borrower shall dispose of any hazardous substances generated on a Mortgaged Property after the Effective Date only at facilities and/or with carriers that maintain valid governmental permits under RCRA. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property

CREDIT AGREEMENT
to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

                  Section 9.20 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 9.21 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create, acquire or otherwise own any additional Subsidiaries unless Borrower concurrently pledges to the Agent for the benefit of the Lenders all stock or other ownership interests of such Subsidiary, and such Subsidiary is created, acquired or otherwise owned and in compliance with Sections 9.03 and 9.08.

                  Section 9.22 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Agent, for the benefit of the Lenders, or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith, provided, however, the foregoing restrictions will not apply to restrictions existing under or by reason of: (i) applicable law, (ii) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (iii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, (iv) agreements which restrict the disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business.

                  Section 9.23 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower and its Subsidiary which would require the Borrower and its Subsidiaries to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor in an aggregate amount, after netting all over-production and all under-production, in excess of three percent (3%) or more of the total volumes of proved, producing reserves of Hydrocarbons (calculated on an mcf equivalent basis with each barrel of oil being equivalent to six mcf of natural gas) reflected in the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 8.07, as the case may be.

                  Section 9.24 Ownership of Subsidiaries. The Borrower shall fail to pledge, assign, deliver, and transfer to the Agent for the benefit of the Lenders, and grant to the Agent for the benefit of the Lenders a continuing security interest in one hundred percent (100%) of the

CREDIT AGREEMENT
stock or other ownership interests in the Subsidiaries existing as of the date hereof and any Subsidiaries the Borrower shall create, acquire or otherwise own hereafter.

                  Section 9.25 Change in Borrower's or Subsidiary's Name or State of Formation. Without the prior written approval of Agent, (a) Borrower will not (nor permit any Subsidiary to) change its name, identity or place of organization and (b) Borrower will not (nor permit any Subsidiary to) engage in any other business or transaction under any name other than Borrower's or each Subsidiary's name hereunder. Should Agent approve, prior to doing any of the aforesaid, Borrower shall provide (or cause each Subsidiary to provide) to Agent all assignments, certificates, financing statements, financing statement amendments or other documents determined necessary in Agent's sole judgment to protect and continue Agent's interest in the collateral pledged by Borrower, any Guarantor, or any other party to secure the Obligations.

                  Section 9.26 Material Agreements. Neither the Borrower nor any Subsidiary, or Affiliate of Borrower will amend or permit to be amended any Material Agreement to which it is a party, without prior written consent of the Agent, if such amendment could reasonably be expected to result in a Material Adverse Effect; provided, however, notwithstanding the foregoing, in any event that the Borrower, any Subsidiary, or Affiliate of Borrower amends or permits any Material Agreement to be amended in any manner whatsoever, the Borrower, such Subsidiary, or Affiliate of Borrower shall furnish to the Agent a fully executed copy of said amendment within five (5) Business Days after execution thereof.

                  Section 9.27 Partnership Agreement. The Borrower will not amend or permit to be amended the Partnership Agreement in any manner that could adversely affect any of the Lenders without the prior written consent of the Majority Lenders.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

                  Section 10.01 Events of Default. One or more of the following events shall constitute an "EVENT OF DEFAULT":

                  (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument; or

                  (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating Five Hundred Thousand and No/100 Dollars ($500,000.00) or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

CREDIT AGREEMENT

                  (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or the Borrower or any Subsidiary shall default in the performance of their obligations under any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or

                  (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or
         (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (h) a judgment or judgments for the payment of money in excess of $500,000.00 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days

CREDIT AGREEMENT
         from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

                  (j) any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Agent under any Letter of Credit or extending the Lenders' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Agent; or

                  (k) an event having a Material Adverse Effect shall occur; or

                  (l) the Borrower or any Subsidiary discontinues its usual business or suffers to exist any material change in its organization or ownership as of the date hereof, or Robert Cavnar and Richard Piacenti, or any successors acceptable to Lender, fails to (i) be responsible for running Borrower's or any Subsidiary's day to day operations or (ii) act as Chief Executive Officer and Chief Financial Officer, respectively, of Borrower or any Subsidiary.

                  (m) Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on Guarantor or if Guarantor shall so state in writing; or

                  (n) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or
         (h).

                  (o) the Existing Senior Subordinated Unsecured Notes shall have failed to be redeemed in full on the redemption date provided in the Officer's Certificate to Trustee described in Section 6.01(t), but in no event later than sixty (60) days from the date of the Closing.

                  Section 10.02 Remedies.

                  (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause
         (m) or (n) to the extent it relates to clauses (e), (f) or (g), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Revolving Credit Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts

CREDIT AGREEMENT
         payable by the Borrower hereunder and under the Notes (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause
         (m) or (n) to the extent it relates to clauses (e), (f) or (g), the Revolving Credit Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and any other Obligations; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                                    THE AGENT

                  Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the

CREDIT AGREEMENT

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

Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

                  Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

                  Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "NOTICE OF DEFAULT." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

                  Section 11.04 Rights as a Lender. With respect to its Revolving Credit Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, Wells Fargo (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Wells Fargo (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Wells Fargo and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY

CREDIT AGREEMENT

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

AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS
SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

                  Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Winstead Sechrest & Minick P.C. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

                  Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described

CREDIT AGREEMENT
in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

                  Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "ADDRESS FOR NOTICES" specified below its name on the signature pages hereof or in the Loan Documents, except that all such notices and communications sent to Agent shall also be sent to Agency Syndications as follows:

AGENCY SYNDICATION:

         Wells Fargo Bank, as Agent
         Sean Lewis
         Syndications Specialist

CREDIT AGREEMENT

         1740 Broadway, MAC C7300-034
         Denver, Colorado  80274

         or, as to any party, at such other address as shall be designated by such party in a notice to each other party.

STANDARD PAYMENT INSTRUCTIONS:

         Pay To:               Wells Fargo Bank, N.A.
         ABA:                  121000248
         Address:              San Francisco, California
         Acct. No.:            4100052596
         Payee Name:           Syndic/WFBCORP/Mission Resources
         Ref:                  Mission Resources

         with a facsimile copy to: Wells Fargo Bank
                                   Attention: Sean Lewis
                                   (303) 863-5533

         If you are a foreign bank, please forward a copy of the IRS form
W-8BEN.

Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

                  Section 12.03 Payment of Expenses, Indemnities, etc.

                  (a)      The Borrower agrees:

                           (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent

CREDIT AGREEMENT
                  or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

                           (ii) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

                           (iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION,

CREDIT AGREEMENT

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

                  THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

                  (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

                  (c) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

                  (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

CREDIT AGREEMENT

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

                  (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

                  (f)      The Borrower shall pay any amounts due under this
         Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

                  Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Maximum Revolving Credit Amounts, modifies the Borrowing Base, forgives the principal amount of any Obligations outstanding under this Agreement, releases any guarantor of any Obligations or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a) or modifies the definition of "MAJORITY LENDERS" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Revolving Credit Amount or the Revolving Credit Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

                  Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 12.06 Assignments and Participations.

                  (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

                  (b) Any Lender may, upon the written consent of the Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of EXHIBIT E (an "ASSIGNMENT"); provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000.00 or such lesser amount to which the Borrower has consented and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $3,000.00 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "LENDER", if not already a "LENDER," for all purposes of this Agreement and the Security Instruments. The assignor shall be

CREDIT AGREEMENT
         relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "LENDER" hereunder except that its rights under Sections 4.06, 5.01,
         5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new ANNEX I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

                  (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "LENDER" for all purposes of this Agreement and the transferee of such participation shall not constitute a "LENDER" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Obligations or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Revolving Credit Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Obligations or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Revolving Credit Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

                  (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.

                  (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

CREDIT AGREEMENT

                  (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "BLUE SKY" laws of any state.

                  (g) Borrower acknowledges that the Initial Reserve Report will be furnished to all the Lenders and such Lenders must be satisfied, in each such Lenders' sole discretion, that the Borrowing Base is valued at $50,000,000.00, and if not, such Lenders will not become one of the syndicated Lenders; and in connection therewith, if such other Lenders need additional engineering information, Borrower will provide same.

                  Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

                  Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 12.09 References; Use of Word "INCLUDING". The words "HEREIN," "HEREOF", "HEREUNDER" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Article shall be deemed to refer to the applicable Section or Article of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule, or other attachment shall be deemed to refer to the applicable exhibit, schedule, or other attachment attached hereto unless otherwise stated herein. The word "INCLUDING", "INCLUDES" and words of similar import means "INCLUDING, WITHOUT LIMITATION".

                  Section 12.10 Survival. The obligations of the parties under
Section 4.06, Article V, and Sections 11.05, 12.03, and 12.15 shall survive the repayment of the Loans and the termination of the Revolving Credit Commitments. To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

                  Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

CREDIT AGREEMENT

                  Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

                  (c) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ITS PROPERTIES IN ANY OTHER JURISDICTION.

                  (d) THE BORROWER, THE AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM

CREDIT AGREEMENT

         THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

                  Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue

CREDIT AGREEMENT
to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

                  Section 12.15 Confidentiality. In the event that the Borrower provides to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "CONFIDENTIAL", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

                  Section 12.16 Effectiveness. This Agreement shall be effective on the Closing Date (the "EFFECTIVE DATE").

                  Section 12.17 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of

CREDIT AGREEMENT
the terms of this Agreement and the Security Instruments; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not "CONSPICUOUS."

                  Section 12.18 Arbitration.

                  (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

                  (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "RULES"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

                  (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This

CREDIT AGREEMENT
         exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in Sections (i), (ii) and (iii) of this paragraph.

                  (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date and within one hundred and eighty (180) days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

                  (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

                  (g) Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

CREDIT AGREEMENT

                  (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one hundred and eighty (180) days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

                         [SIGNATURES BEGIN ON NEXT PAGE]

CREDIT AGREEMENT

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    BORROWER:

                                    MISSION RESOURCES CORPORATION

                                    By: /s/ Richard W. Piacenti
                                       ----------------------------------------
                                    Name: Richard W. Piacenti
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    Address for Notices:

                                    1331 Lamar, Suite 1455
                                    Houston, Texas  77010-3039

                                    Telecopier No.: (713) 642-2916
                                    Telephone No.: (713) 495-3000
                                    Attention: Chief Financial Officer

                                    With copy to:

                                    Porter & Hedges, L.L.P.
                                    700 Louisiana Street, Suite 3500
                                    Houston, Texas 77002
                                    Attention: William W. Wiggins, Jr.

CREDIT AGREEMENT
Signature Page

                                    LENDER AND AGENT:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By:  /s/ Jeff Dalton
                                       ----------------------------------------
                                        Jeff Dalton
                                        Vice President

                                    Lending Office for Base Rate and LIBOR
                                    Loans:

                                    Wells Fargo Bank, National Association
                                    1000 Louisiana, Third Floor
                                    Houston, Texas  77002

                                    Telecopier No.: (713) 739-1081
                                    Telephone No.: (713) 319-1368
                                    Attention: Jeff Dalton

                                    Address for Notices:

                                    Wells Fargo Bank, National Association
                                    1000 Louisiana, Third Floor
                                    Houston, Texas  77002

                                    Telecopier No.: (713) 739-1081
                                    Telephone No.: (713) 319-1368
                                    Attention: Jeff Dalton

                                    [With copy to:]

                                    Winstead Sechrest & Minick P.C.
                                    910 Travis, Suite 2400
                                    Houston, Texas  77002
                                    Attention: Benny C. Pace

CREDIT AGREEMENT
Signature Page

                                     ANNEX I

                          LIST OF PERCENTAGE SHARES AND
                        MAXIMUM REVOLVING CREDIT AMOUNTS

                                                                                       MAXIMUM REVOLVING
                  NAME OF LENDER                       PERCENTAGE SHARE                  CREDIT AMOUNT
---------------------------------------------------------------------------------------------------------
Wells Fargo Bank, National Association                     ______%                        $ 50,000,000.00
---------------------------------------------------------------------------------------------------------
   _________________________________                       ______%                        $______________
---------------------------------------------------------------------------------------------------------
   _________________________________                       ______%                        $______________
---------------------------------------------------------------------------------------------------------
                  TOTAL                                       100%                        $ 50,000,000.00

                                    Annex I-1

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$_____________________________                        ___________________, 200__

         FOR VALUE RECEIVED, MISSION RESOURCES CORPORATION, a ____________ corporation (the "BORROWER") hereby promises to pay to the order of ______________________________ (the "LENDER"), at the Principal Office of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "AGENT"), at 1000 Louisiana, Third Floor, Houston, Texas 77002, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Credit Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

         This Revolving Credit Note is one of the Notes referred to in the Credit Agreement dated as of April 8, 2004, among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent (as the same may be amended or supplemented from time to time, the "Credit Agreement"), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Revolving Credit Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Revolving Credit Note.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                    MISSION RESOURCES CORPORATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   Exhibit A-1

                                    EXHIBIT B

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST

                          _____________________, 200__

         MISSION RESOURCES CORPORATION, a Delaware corporation (the "BORROWER"), pursuant to the Credit Agreement dated as of April 8, 2004, among the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for the lenders (the "LENDERS") which are or become parties thereto, and such Lenders (together with all amendments, modifications, supplements, and/or restatements thereto, the "CREDIT AGREEMENT"), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

         $_________________________ under the Revolving Credit Note

         Requested funding date: _________________________.

[ ]      1.       Revolving Credit Loans:

                  (a) Aggregate amount of new Revolving Credit Loans to be $__________;

                  (b)      Requested funding date is _________________, 200__;

                  (c) $_________________ of such borrowings are to be LIBOR Loans; $_________________ of such borrowings are to be Base Rate Loans; and

                  (d)      Length of Interest Period for LIBOR Loans is:
                           __________________.

[ ]      2.       LIBOR Loan Continuation for LIBOR Loans maturing on _________:

                  (a) Aggregate amount to be continued as LIBOR Loans is
                      $___________;

                  (b) Aggregate amount to be converted to Base Rate Loans is
                      $_________;

                  (c) Length of Interest Period for continued LIBOR Loans is
                      __________.

[ ]      3.       Conversion of Outstanding Base Rate Loans to LIBOR Loans:

                  Convert $__________________ of the outstanding Base Rate Loans to LIBOR Loans on ____________________ with an Interest Period of ______________________.

[ ]      4.       Conversion of outstanding LIBOR Loans to Base Rate Loans:

                  Convert $__________________ of the outstanding LIBOR Loans with Interest Period maturing on ______________________, 200_, to Base Rate Loans.

                                   Exhibit B-1

         The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                    MISSION RESOURCES CORPORATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   Exhibit B-2

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

         The undersigned hereby certifies that he is the ________________ of MISSION RESOURCES CORPORATION, a Delaware corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of April 8, 2004, among the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for the lenders (the "LENDERS") which are or become a party thereto, and such Lenders (together with all amendments, modifications, supplements and/or restatements thereto being the "CREDIT AGREEMENT"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

                  (a) The representations and warranties of the Borrower contained in Article VII of the Credit Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Credit Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent any such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

                  (b) The Borrower has performed and complied with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

                  (c) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since December 31, 2003, except those set forth in SCHEDULE 9.01 to the Credit Agreement and except those allowed by the terms of the Credit Agreement or consented to by the Majority Lenders in writing.

                  (d) Since December 31, 2003, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

                  (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

                  (f) The financial statements furnished to the Agent with this certificate fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year]

                                   Exhibit C-1
         ending _________________________ and such financial statements have been prepared in accordance with the accounting procedures specified in the Credit Agreement.

                  (g) Attached hereto are the detailed computations necessary to determine whether the Borrower and its Consolidated Subsidiaries are in compliance with Sections 9.13, 9.14, 9.15 and 9.16 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending _________________________.

         EXECUTED AND DELIVERED this ____ day of ______________.

                                    MISSION RESOURCES CORPORATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   Exhibit C-2

                                    EXHIBIT D

                              SECURITY INSTRUMENTS

1. Amended, Restated and Consolidated Mortgages, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement of Borrower (Texas) (Louisiana)

2. Amended, Restated and Consolidated Mortgages, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement of Mission E&P (Texas) (Louisiana)

3. Amended and Restated Mortgages, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement of Mission E&P (New Mexico)

4.       Security Agreement of Borrower covering all assets of Borrower

5. UCC-1 Financing Statement (Delaware Secretary of State) relating to all assets of Borrower

6. Third Party Security Agreement of Mission E&P covering all assets of Mission E&P

7. UCC-1 Financing Statement (Texas Secretary of State) relating to all assets of Mission E&P

8.       Pledge Agreement by Borrower

9.       Third Party Pledge Agreement by Black Hawk

10. UCC-1 Financing Statement (Delaware Secretary of State) relating to Third Party Pledge Agreement by Black Hawk

11.      Third Party Pledge Agreement by MSSN Holdings

12. UCC-1 Financing Statement (Delaware Secretary of State) relating to Third Party Pledge Agreement by Mission Holdings

13.      Guaranty - Mission E&P

14.      Guaranty - Black Hawk

15.      Guaranty - MSSN Holdings

16. Contribution and Indemnification Agreement between Borrower, Black Hawk, Mission E&P, and MSSN Holdings.

17. Intercreditor Agreement by Agent, Borrower, Guarantors and Guggenheim Corporate Funding, LLC

                                   Exhibit D-1

18.      Letters in Lieu

19.      Section 26.02 Notice

                                   Exhibit D-2

                                    EXHIBIT E

                          FORM OF ASSIGNMENT AGREEMENT

                  ASSIGNMENT AGREEMENT ("AGREEMENT") dated as of ________________, 200___ between
_____________________________________________________ (the "ASSIGNOR") and
__________________________ (the "ASSIGNEE").

                                    RECITALS

         A. The Assignor is a party to the Credit Agreement dated as of April 8, 2004 (as amended, modified, supplemented and/or restated and in effect from time to time, the "CREDIT AGREEMENT") among MISSION RESOURCES CORPORATION, a Delaware corporation (the "BORROWER"), each of the lenders that is or becomes a party thereto as provided in Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, a "LENDER", and collectively, together with their successors and assigns, the "LENDERS"), and Wells Fargo Bank, National Association, in its individual capacity, ("WELLS FARGO") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

         B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, a portion of the Assignor's Revolving Credit Commitment, outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

         C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

                  "ASSIGNED INTEREST" shall mean all of Assignor's (in its capacity as a "LENDER") rights and obligations under the Credit Agreement and the other Security Instruments in respect of the Revolving Credit Commitment of the Assignor relating to the Assignor's Maximum Revolving Credit Amount in the principal amount equal to $____________________ and the principal amount of the Loans outstanding thereunder, currently in the amount of $_________________ (the "LOAN BALANCE"), plus the interest and fees which will accrue from and after the Assignment Date.

                  "ASSIGNMENT DATE" shall mean _____________________, 200__.

                                   Exhibit E-1

                                   ARTICLE II
                               SALE AND ASSIGNMENT

         Section 2.01 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

         Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Security Instruments in respect of the Assigned Interest.

         Section 2.03 Consent by Agent. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                  ARTICLE III
                                    PAYMENTS

         Section 3.01 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

         Section 3.02 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

                                   Exhibit E-2

         Section 3.03 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Notes held by the Assignor and (ii) notify the Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective Revolving Credit Commitments of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

         Section 3.04 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

                  (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

                  (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

                  (c) the acknowledgment and consent by the Agent contemplated by Section 2.03 hereof.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.01 Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

                                   Exhibit E-3

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                  (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

                  (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

         Section 5.02 Disclaimer. Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries or any other obligor or guarantor, or any other matter relating to the Credit Agreement or any other Security Instrument or any extension of credit thereunder.

         Section 5.03 Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                  (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Security Instruments and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

                                   Exhibit E-4

                  (f) the Assignee hereby affirms that the representations contained in Section 4.06(d)(i) and (ii) of the Credit Agreement are true and accurate as to it and, to the extent applicable, the Assignee has contemporaneously herewith delivered to the Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06; and

                  (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "ADDRESS FOR NOTICES" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

         Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

         Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

         Section 6.04 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

         Section 6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

         Section 6.08 Expenses. Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

                                   Exhibit E-5

         Section 6.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                    ASSIGNOR:

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    Address for Notices:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________

                                   Exhibit E-6

                                    ASSIGNEE:

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    Address for Notices:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Telecopier No.: ____________________________
                                    Telephone No.: _____________________________
                                    Attention: _________________________________

ACKNOWLEDGED AND CONSENTED TO:

______________________________,
as Agent

By: ________________________________________
Name: ______________________________________
Title: _____________________________________

                                   Exhibit E-7

                                    EXHIBIT F

                      FORM OF LETTER OF CREDIT APPLICATION

                                   Exhibit F-1

                                    EXHIBIT G

                            FORM OF JOINDER AGREEMENT

         This JOINDER AGREEMENT (the "Agreement"), dated as of ______________, 20___, is by and between __________________, a __________________ (the
"Subsidiary Guarantor"), and Wells Fargo Bank, National Association, in its capacity as Agent under that certain Credit Agreement dated April 8, 2004, by and among Mission Resources Corporation, a Delaware corporation, and Wells Fargo Bank, National Association, as Agent (the "Agent") (as same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined in this Agreement shall have the meanings given them in the Credit Agreement.

         The Subsidiary Guarantor is a subsidiary of ________________, and, consequently, _________________ is required by Section 8.13 of the Credit Agreement to cause the Subsidiary Guarantor to become a "Guarantor" thereunder.

         Accordingly, the Subsidiary Guarantor hereby agrees as follows with the Agent, for the benefit of the Lenders:

         1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a Subsidiary of Borrower and a Guarantor for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Guarantor thereunder. The Subsidiary Guarantor hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender, the Agent and the Issuing Bank as provided in the Credit Agreement the prompt payment and performance of the Obligations of the Borrower in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations of the Borrower, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         2. The Subsidiary Guarantor contemporaneously herewith shall deliver on its behalf to Agent a fully executed Guaranty Agreement in the form of Exhibit H to the Credit Agreement. Additionally, the Subsidiary Guarantor hereby grants to Agent, for the benefit of the Lenders, as security for the Obligations, a continuing, perfected, first priority lien and security interest in, and a right of set off against any and all of the Subsidiary Guarantor's assets, contemporaneously executing any and all documents required by Agent in form and substance satisfactory to Agent.

         3. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Instrument and

                                   Exhibit G-1
the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Instruments are hereby amended to provide the information shown on the attached Schedule A.

         4. The Borrower confirms that all of its obligations under the Credit Agreement are, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term "Obligations" as used in the Credit Agreement, shall include all obligations of such Subsidiary Guarantor under the Subsidiary Guarantor's Guaranty Agreement and under each other Security Instrument.

         5. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may request in order to effect the purposes of this Agreement.

         6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without reference to laws that would require the application of the laws of a jurisdiction other than the State of Texas.

         IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                    BORROWER:

                                    MISSION RESOURCES CORPORATION,
                                    a Delaware corporation

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   Exhibit G-2

                                    SUBSIDIARY GUARANTOR:

                                    [SUBSIDIARY GUARANTOR],
                                    a __________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    Acknowledged and accepted:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Agent

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   Exhibit G-3

                                    EXHIBIT H

                           FORM OF GUARANTEE AGREEMENT

TO:      WELLS FARGO BANK, NATIONAL ASSOCIATION

         1. GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to MISSION RESOURCES CORPORATION, a Delaware corporation (whether one or more, "Borrower") by WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for itself and the Lenders party to the hereinafter defined Credit Agreement ("Bank"), and for other valuable consideration, the undersigned ________________________, a ____________
[corporation/limited partnership/limited liability company] (whether one or more, "Guarantor"), jointly and severally and unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness of any of the Borrower to Bank. The term "Indebtedness" means all "Obligations" as defined in that certain Credit Agreement dated as of April __, 2004, between Borrower, the Lenders party thereto and Wells Fargo Bank, National Association as Agent for itself and such Lenders, (as same may be amended, modified, supplemented and/or restated, the "Credit Agreement"), together with any and all renewals, extensions, rearrangements, modifications, restatements, amendments, and/or increases to any of the aforesaid Indebtedness described in this Agreement. All terms not otherwise defined herein shall have the meaning given to them in the Credit Agreement or Obligations described in the Credit Agreement. This Guaranty is a guaranty of payment and not collection.

         2. SUCCESSIVE TRANSACTIONS; OBLIGATION UNDER OTHER GUARANTIES. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of the Borrower to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of the Borrower or Guarantor, or any other guarantor or other party now or hereafter liable or obligated in any manner as guarantor or otherwise to pay or perform all or any part of the Indebtedness (hereinafter such other party being called an "Other Liable Party") or any other event or proceeding affecting the Borrower, Guarantor, or any Other Liable Party.

         3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against the Borrower or any other person, or whether the Borrower or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other

                                   Exhibit H-1
action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor's liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

         4. AUTHORIZATIONS TO BANK. Guarantor authorizes Bank (either before or after revocation hereof) without notice to or demand on Guarantor, and without affecting Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any Other Liable Party or guarantor of the Indebtedness or Other Liable Party, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from the Borrower to any Indebtedness of the Borrower to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part. Upon Bank's request, Guarantor agrees to provide to Bank copies of Guarantor's financial statements.

         5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank that: (a) Guarantor is a ______________, duly organized and legally existing under the laws of the State of ___________________; (b) Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty; (c) Guarantor's Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; (d) this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy and insolvency laws and general principles of equity; (e) this Guaranty will not violate any provisions of organizational documents or any other contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject; (f) Guarantor's execution, delivery and performance of this Guaranty does not require the consent or approval of any other person or entity which has not already been obtained; (g) this Guaranty is executed at Borrower' request; (h) Guarantor shall not, without Bank's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor's assets except as may be permitted

                                   Exhibit H-2
under Section 9.17 of the Credit Agreement or to the extent Section 9.17 of the Credit Agreement is not applicable, other than in the ordinary course of business unless expressly permitted by the Credit Agreement; (i) Bank has made no representation to Guarantor as to the creditworthiness of the Borrower; and
(j) Guarantor has established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about the Borrower which is acquired by Bank in any manner.

         6.       GUARANTOR'S WAIVERS.

                  (a) Guarantor waives any right to require Bank to: (i) proceed against the Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from the Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9.615 of the Texas Business and Commerce Code or the comparable provisions of the Delaware, Louisiana or New Mexico Uniform Commercial Code; (iv) take any action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notices of any kind, including without limitation, any notice of nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any obligations or evidences of Indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

                  (b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of the Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of the Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower; (iv) the application by the Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of the Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against the Borrower; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of, or other change in the

                                   Exhibit H-3
         terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Bank give any notice of acceptance of this Guaranty. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against the Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against the Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of the Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower's Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

                  (c) By signing this Guaranty, Guarantor waives (i) each and every right to which it may be entitled by virtue of any suretyship law, including without limitation, any rights arising pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time, and
         (ii) without limiting any of the waivers set forth herein, any other fact or event that, in the absence of this provision, would or might constitute or afford a legal or equitable discharge or release of or defense to Guarantor.

         7. BANK'S RIGHTS WITH RESPECT TO GUARANTOR'S PROPERTY IN BANK'S POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing.

         8. SUBORDINATION. Any Indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to Bank. Such Indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty and the Indebtedness and, if Bank requests, shall be collected and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Indebtedness of the Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Bank so requests, shall be delivered to Bank. Bank is hereby authorized in the name of

                                   Exhibit H-4

Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Bank deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

         9. REMEDIES; NO WAIVER. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

         10. COSTS, EXPENSES AND ATTORNEYS' FEES. Guarantor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank's rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity.

         11. SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of their interests or rights hereunder without Bank's prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrower to Bank and any obligations with respect thereto, including this Guaranty in accordance with the terms of the Credit Agreement. In connection therewith, and subject to the confidentiality provisions of the Credit Agreement, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrower, Guarantor or otherwise. Guarantor further agree that Bank may disclose such documents and information to Borrower.

         12. AMENDMENT. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

         13. APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Borrower" and the word "Guarantor" respectively shall mean all or any one or more of them as the context requires.

                                   Exhibit H-5

         14. UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

         15. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the state of Texas, without reference to laws that would require the application of the laws of a jurisdiction other than the State of Texas.

         16.      ARBITRATION.

                  (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Guaranty and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

                  (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

                  (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a

                                   Exhibit H-6
         receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

                  (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

                  (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Guaranty shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

                  (g) Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

                                   Exhibit H-7

                  (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

         17. NOTICES. All notices, requests, demands and other communications provided for herein shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "ADDRESS FOR NOTICES" specified below its name on the signature pages hereof, except that all such notices and communications sent to Secured Party shall also be sent to Agency Syndications, Wells Fargo Bank, 1740 Broadway, Denver, Colorado 80274, C7300-034, Attention: Edward M. Welty or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails by certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

         IN WITNESS WHEREOF, the undersigned Guarantor have executed this Guaranty as of ______________, 20__.

                                    ____________________________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   Exhibit H-8

                                    ADDRESS:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________
                                    Telephone: _________________________________
                                    Facsimile: _________________________________

                                    SECURED PARTY:

                                    WELLS FARGO BANK,
                                    NATIONAL ASSOCIATION

                                    Address for Notices:

                                    Wells Fargo Bank, National
                                    Association
                                    1000 Louisiana, Third Floor
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 739-1081
                                    Telephone No.: (713) 319-1368
                                    Attention: Jeff Dalton

                                    [With copy to:]

                                    Winstead Sechrest & Minick P.C.
                                    910 Travis, Suite 2400
                                    Houston, Texas 77002
                                    Attention: Benny C. Pace

                                   Exhibit H-9

                                  SCHEDULE 2.08

Date Determined
or Redetermined                          Amount
---------------                          ------
 Closing Date                        $50,000,000.00

                                  Schedule 2.08